                                                                   EXHIBIT 10.25

                                                                  CONFORMED COPY



                  FIRST AMENDED AND RESTATED CREDIT AGREEMENT

                         Dated as of December 31, 1996

                                     among


                          CALIFORNIA MICROWAVE, INC.,


                                BANK OF AMERICA
                    NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                    as Agent

                                      and

                         Letter of Credit Issuing Bank


                                      and


                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                                  Arranged by


                              BA SECURITIES, INC.

                               TABLE OF CONTENTS


Section                                                                                                                     Page
ARTICLE I           DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                    1.01     Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
                    1.02     Other Interpretive Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                    1.03     Accounting Principles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                    1.04     Currency Equivalents Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                    1.05     Effect of This Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE II          THE CREDITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

                    2.01     Amounts and Terms of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                    2.02     Loan Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                    2.03     Procedure for Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                    2.04     Conversion and Continuation Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                    2.05     Voluntary Termination or Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . .  29
                    2.06     Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                    2.07     Cash Collateralization and Mandatory Prepayments of Loans  . . . . . . . . . . . . . . . . . .  30
                    2.08     Repayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                    2.09     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                    2.10     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                             (a)   Arrangement and Agency Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                             (b)   Commitment Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                             (c)   Fee Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                             (d)   Utilization Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                             (e)   Amendment Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                    2.11     Computation of Fees and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                    2.12     Payments by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                    2.13     Payments by the Banks to the Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                    2.14     Sharing of Payments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                    2.15     Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE III         THE LETTERS OF CREDIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                    3.01     The Letter of Credit Subfacility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                    3.02     Issuance, Amendment and Renewal of Letters of Credit . . . . . . . . . . . . . . . . . . . . .  35
                    3.03     Existing BofA Letters of Credit; Risk Participations,

Section                                                                                                                      Page
                             Drawings and Reimbursements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
                    3.04     Repayment of Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                    3.05     Role of the Issuing Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                    3.06     Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                    3.07     Cash Collateral Pledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                    3.08     Letter of Credit Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                    3.09     Uniform Customs and Practice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                    3.10     Letters of Credit Denominated in Offshore Currencies . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE IV          TAXES, YIELD PROTECTION AND ILLEGALITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                    4.01     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                    4.02     Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                    4.03     Increased Costs and Reduction of Return  . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
                    4.04     Funding Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                    4.05     Inability to Determine Rates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                    4.06     Reserves on Offshore Rate Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                    4.07     Certificates of Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                    4.08     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

ARTICLE V           CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                    5.01     Conditions of Initial Credit Extensions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                             (a)   Credit Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                             (b)   Resolutions; Incumbency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                             (c)   Organization Documents; Good Standing  . . . . . . . . . . . . . . . . . . . . . . . . .  48
                             (d)   Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                             (e)   Payment of Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                             (f)   Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                             (g)   Collateral Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                             (h)   Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                             (i)   Repayments and Other Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                             (j)   Borrowing Base Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                             (k)   Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                    5.02     Conditions to All Credit Extensions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                             (a)   Notice, Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                             (b)   Continuation of Representations and Warranties . . . . . . . . . . . . . . . . . . . . .  49
                             (c)   No Existing Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                             (d)   Cash Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                             (e)   Foreign Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

Section                                                                                                                     Page
                             (f)   Waived Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE VI          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                    6.01     Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                    6.02     Corporate Authorization; No Contravention  . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                    6.03     Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                    6.04     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                    6.05     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                    6.06     No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
                    6.07     ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                    6.08     Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                    6.09     Title to Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                    6.10     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                    6.11     Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                    6.12     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                    6.13     Regulated Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                    6.14     No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                    6.15     Copyrights, Patents, Trademarks and Licenses, Etc. . . . . . . . . . . . . . . . . . . . . . .  54
                    6.16     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                    6.17     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                    6.18     Swap Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                    6.19     Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                    6.20     Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                    6.21     Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                    6.22     Collateral Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE VII         AFFIRMATIVE COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                    7.01     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
                    7.02     Certificates; Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
                    7.03     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
                    7.04     Preservation of Corporate Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    7.05     Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    7.06     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    7.07     Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                    7.08     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                    7.09     Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
                    7.10     Inspection of Property and Books and Records . . . . . . . . . . . . . . . . . . . . . . . . .  60
                    7.11     Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                    7.12     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

Section                                                                                                                     Page
                    7.13     Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                    7.14     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
                    7.15     Action Under Collateral Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
                    7.16     Borrowing Base Audit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
                    7.17     Foreign Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE VIII        NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                    8.01     Limitation on Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                    8.02     Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                    8.03     Consolidations and Mergers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                    8.04     Loans and Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
                    8.05     Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                    8.06     Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                    8.07     Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
                    8.08     Joint Ventures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                    8.09     Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                    8.10     Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                    8.11     Change in Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                    8.12     Quick Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                    8.13     Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                    8.14     Adjusted Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                    8.15     Funded Debt to EBITDA Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                    8.16     Consecutive Quarterly Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                    8.17     Change in Structure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                    8.18     Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                    8.19     Limitations on Subordinated Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

ARTICLE IX          EVENTS OF DEFAULT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

                    9.01     Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                             (a)   Non-Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                             (b)   Representation or Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                             (c)   Specific Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                             (d)   Other Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                             (e)   Cross-Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                             (f)   Insolvency; Voluntary Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                             (g)   Involuntary Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                             (h)   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                             (i)   Monetary Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                             (j)   Non-Monetary Judgments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

Section                                                                                                                     Page
                             (k)   Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                             (l)   Receivables Insurance Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                             (m)   Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                             (n)   Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                             (o)   ABN Facility Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                             (p)   Guarantor Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
                    9.02     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
                    9.03     Rights Not Exclusive . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

ARTICLE X           THE AGENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73

                    10.01    Appointment and Authorization; "Agent" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                    10.02    Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                    10.03    Liability of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                    10.04    Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
                    10.05    Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                    10.06    Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
                    10.07    Indemnification of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                    10.08    Agent in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
                    10.09    Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                    10.10    Withholding Tax  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
                    10.11    Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

ARTICLE XI          MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

                    11.01    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
                    11.02    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
                    11.03    No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                    11.04    Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                    11.05    Company Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
                    11.06    Payments Set Aside . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                    11.07    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                    11.08    Assignments, Participations, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
                    11.09    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
                    11.10    Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                    11.11    Automatic Debits of Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                    11.12    Notification of Addresses, Lending Offices, Etc. . . . . . . . . . . . . . . . . . . . . . . .  86
                    11.13    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
                    11.14    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                    11.15    No Third Parties Benefited . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

Section                                                                                                                     Page
                    11.16    Governing Law and Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                    11.17    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
                    11.18    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                    11.19    ABN Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
                    11.20    Certain Closing Date Transitional Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .  88

   SCHEDULES

   Schedule 1.01    Permitted Accounts Receivable
   Schedule 2.01    Commitments
   Schedule 3.03    Letters of Credit
   Schedule 6.05    Litigation
   Schedule 6.07    ERISA
   Schedule 6.11    Material Obligations Not on Balance Sheet
   Schedule 6.12    Environmental Matters
   Schedule 6.16    Subsidiaries and Minority Interests
   Schedule 6.17    Insurance Matters
   Schedule 8.01    Permitted Liens
   Schedule 8.07    Contingent Obligations
   Schedule 8.19    Permitted Subordinated Indebtedness
   Schedule 11.02   Lending Offices; Addresses for Notices
   Schedule 11.20   Transitional Commitments


   EXHIBITS

   Exhibit A        Form of Notice of Borrowing
   Exhibit B        Form of Notice of Conversion/Continuation
   Exhibit C        Form of Compliance Certificate
   Exhibit D        Form of Assignment and Acceptance
   Exhibit E        Form of Note
   Exhibit F        Factoring Agreement
   Exhibit G        Notice of Prepayment
   Exhibit H        Form of Borrowing Base Certificate
   Exhibit I        Form of Guaranty
   Exhibit J        Form of Company Security Agreement
   Exhibit K        Form of Subsidiary Security Agreement

                                CREDIT AGREEMENT


         This FIRST AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 31, 1996, among California Microwave, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as letter of credit issuing bank and as agent for the Banks.

         WHEREAS:

                 (A) The Company, Banks, the Issuing Bank (as herein defined) and Agent (as herein defined) were parties to a Credit Agreement dated as of December 21, 1995, (as such agreement has been amended prior to the date of this Agreement, the "Prior Credit Agreement") pursuant to which the Agent, the Issuing Bank and the Banks have extended certain credit facilities to the Company.

                 (B) The Company has requested and the Banks, the Issuing Bank and Agent have agreed to the Company's request to amend and restate the Prior Credit Agreement as set forth herein to, among other things, provide for an amended Revolving Termination Date and the provision of certain security and guarantees in support of the Credit Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

                 "ABN AMRO" means ABN AMRO Bank N.V. and any successor or assign.

                 "ABN AMRO Accounts Receivable Facility" means that certain accounts receivable sale facility granted by ABN AMRO Bank to the Company pursuant to which ABN AMRO has agreed to purchase certain accounts receivable of the Company with a total available program amount currently of US $20,000,000.

                 "ABN Limit" has the meaning specified in Section 8.01(o).

                 "Account Receivable" means a present or future right of the Company to payment for goods sold, consigned or leased, or for services rendered, including without limitation, an "account" as such term is used and/or defined in the UCC.

                 "Account Receivable Debtor" means the Person which is obligated on or under an Account Receivable.

                 "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                 "Adjusted Tangible Net Worth" means Tangible Net Worth plus the amount of all subordinated liabilities.

                 "Adjusted Total Liabilities" means, as of any date of determination, all amounts which, without duplication, would, in accordance with GAAP, be included under liabilities on a consolidated balance sheet of the Company and its Subsidiaries, including all Indebtedness of the Company and its Subsidiaries, less subordinated debt plus all Contingent Obligations of the Company and its Subsidiaries excluding obligations in an amount up to $20,000,000 in respect of outstanding Surety Instruments issued for the account of the Company or its Subsidiaries or as to which the Company or its Subsidiaries is liable for reimbursement of drawings but including the Letters of Credit.

                 "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                 "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09.

                 "Agent-Related Persons" means BofA and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                 "Agent's Payment Office" means the address for payments set forth on Schedule 11.02 or such other address as the Agent may from time to time specify.

                 "Aggregate Borrowing Base" means, as of any date of determination, the product of (i) the sum of the Hardware Borrowing Base, Hardware+Installation/Installment Borrowing Base and Government Borrowing Base as of such date (provided that after the date occurring 8 months after the Closing Date, the Hardware+Installation/Installment Borrowing Bases shall no longer be included in any calculation of the Aggregate Borrowing Base), minus (ii) an amount equal to 15% of the total available program amount of the ABN AMRO Accounts Receivable Facility.

                 "Agreement" means this First Amended and Restated Credit Agreement.

                 "Applicable Currency" means, as to any particular payment or L/C Obligation, Dollars or the Offshore Currency in which it is denominated or is payable.

                 "Applicable Margin" means the interest rate margin specified in subsection 2.09(a).

                 "Arranger" means BA Securities, Inc., a Delaware corporation.

                 "Assignee" has the meaning specified in subsection 11.08(a).

                 "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                 "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, as Issuing Bank; for purposes of clarification only, to the extent that BofA may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

                 "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                 "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                          Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                 "Base Rate Loan" means a Revolving Loan or an L/C Advance, that bears interest based on the Base Rate.

                 "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                 "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

                 "Borrowing Base Certificate" means a certificate signed by a Responsible Officer in substantially the form of Exhibit H.

                 "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                 "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                 "California Microwave Navigation Systems" means California Microwave Navigation Systems, Inc., a Delaware corporation.

                 "California Microwave Navigation Systems Guaranty" means a guaranty executed by California Microwave Navigation Systems in favor of Agent (on behalf of the Banks) in respect of the Obligations, substantially in the form of Exhibit I.

                 "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                 "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning.

                 "Cash Equivalents" means:

                 (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

                 (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than six months, issued by the Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.;

                 (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than six months.

                 "Change of Control" means (a) any "person" (as such term is used in subsections 13(d) and 14(d) of the Exchange Act) or group of persons on or after the Closing Date, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then-outstanding voting securities, or (b) the existing directors for any reason cease to constitute a majority of the Company's board of directors. "Existing directors" means (x) individuals constituting the Company's board of directors on the Closing Date, and (y) any subsequent director whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then in office, which directors either were directors on the Closing Date or whose election or nomination for election was previously so approved.

                 "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).

                 "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                 "Collateral" means all property (domestic or foreign) and interests in such property and proceeds thereof (including, without limitation, all bank accounts receivable, general intangibles and cash and inventory) now owned or hereafter acquired by the Company or any Guarantor in or upon which a Lien now or hereafter exists in favor of the Banks or the Agent on behalf of the Banks and Agent, whether under this Agreement or under any other documents executed by any such Person and delivered to the Agent or the Banks.

                 "Collateral Documents" means, collectively, (i) the Security Agreements, and all other security agreements and other similar agreements between the Company, any Guarantor and the Banks or the Agent for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company or any Guarantor as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party, (ii) the Foreign Security Agreements (when executed),
         (iii) the supplemental security agreement relating to investment property and financial property (as defined in the 1997 UCC) together with financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) all in form and substance satisfactory to the Agent and the Banks, and (iv) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

                 "Commitment," as to each Bank, has the meaning specified in
         Section 2.01.

                 "Company Security Agreement" means the security agreement executed by the Company in favor of the Agent (on behalf of the Banks and the Agent), substantially in the form of Exhibit J.

                 "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                 "Computation Date" has the meaning specified in subsection 3.10(a).

                 "Consolidated Current Assets" means, as of any date of determination, all amounts which would, in accordance with GAAP, be included under current assets on a consolidated balance sheet of the Company and its Subsidiaries; provided, however, that such amounts shall not include (a) any amounts for any Indebtedness owing by an Affiliate of the Company, unless such Indebtedness arose in connection with the sale of goods or other property in the ordinary course of business and would otherwise constitute current assets in conformity with GAAP, (b) the equity value of any shares of stock issued by an Affiliate of the Company, (c) the cash surrender value of any life insurance policy or (d) any consolidated intangibles.

                 "Consolidated Current Liabilities" means, as of any date of determination, all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Subsidiaries, but in any event including amounts of (a) all Indebtedness of any such Person payable on demand or, at the option of the Person to whom the Indebtedness is owed, not more than twelve months after such date, (b) any payments in respect of any Indebtedness of any such Person (whether installment, serial maturity or sinking fund payments or otherwise) required to be made not more than twelve months after that date, (c) all reserves in respect of liabilities or Indebtedness payable on demand or, at the option of the Person to whom the Indebtedness is owed, not more than twelve months after that date, the validity of which is contested at that date, and (d) all Revolving Loans.

                 "Consolidated Net Interest Expense" means, for any period, gross consolidated interest expense for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments) for the Company and its Subsidiaries, plus (a) the portion of the upfront costs and expenses for Rate Contracts (to the extent not included in gross interest expense) fairly allocated to such Rate Contracts as expenses for such period, less (b) interest income for that period and Rate Contracts payments received; as determined in accordance with GAAP.

                 "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
         (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Rate Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Rate Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Rate Contracts, shall be equal to the Swap Termination Value.

                 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                 "Controlled Group" means the Company and all Persons (whether or not incorporated) under common control or treated as a single employer with the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

                 "Conversion/Continuation Date" means any date on which, under
         Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                 "Credit Extension" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder (including the Existing BofA Letters of Credit).

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                 "Dollars," "dollars" and "$" each mean lawful money of the United States.

                 "Dollar Equivalent" means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Agent or the Issuing Bank, as the case may be, at such time on the basis of the Spot Rate for the purchase of Dollars with such Offshore Currency.

                 "EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP, the sum of (a) the net income (or net loss) for such period plus
         (b) all amounts treated as expenses for depreciation, and interest and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income (or loss) shall be computed for these purposes without giving effect to extraordinary losses or extraordinary gains.

                 "EFData" means EFData Corporation, an Arizona corporation.

                 "EFData Guaranty" means a guaranty from EFData in favor of the Agent (on behalf of the Banks and the Agent) in respect of the Obligations, substantially in the form of Exhibit I.

                 "Effective Amount" means (a) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (b) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of

         Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                 "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary.

                 "Eligible Accounts Receivable" means at any time the aggregate amount of the Company's Accounts Receivable for Account Receivable Debtors located in the United States, excluding the following:

                 (a) Accounts Receivable which are unbilled or for which the Company's right to receive payment has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise do not arise from a bona fide completed transaction;

                 (b) Accounts Receivable against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the ordinary course of business) or offsets of any nature whether well-founded or otherwise, but only to the extent of such defense, counterclaim, discount or offset;

                 (c) Accounts Receivable that do not comply with all applicable legal requirements, including all laws, rules, regulations and orders of any Governmental Authority;

                 (d) Accounts Receivable which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment by the Account Receivable Debtor may be conditional or contingent;

                 (e) Accounts Receivable which are not owned by the Company free and clear of all Liens and rights of others (other than the Liens in favor of the Agent or the Banks);

                 (f) Accounts Receivable in which the Agent shall not have a valid, enforceable and perfected first priority Lien;

                 (g) Accounts Receivable owing by any officer, director, employee, agent, partner, Subsidiary or Affiliate of the Company;

                 (h) Accounts Receivable not paid in full within 90 days from the original date of invoice except for Permitted Accounts Receivable;

                 (i) Accounts Receivable owing by any Account Receivable Debtor who is the subject of an Insolvency Proceeding;

                 (j) Accounts Receivable which are evidenced by a promissory note or other instrument;

                 (k) Accounts Receivable with respect to which the terms or conditions prohibit or restrict assignment or collection rights;

                 (l) Accounts Receivable owing by any Account Receivable Debtor who resides or who is located in New Jersey, Minnesota or Indiana (or any other state with any law materially impairing the collectibility or enforceability of accounts receivable), unless the Company has filed a Notice of Business Activities Report, or taken other appropriate action, with the appropriate office or agency of the states of New Jersey, Minnesota, Indiana or such other state, as applicable, for the then current year (except if the Company is exempt from such requirement);

                 (m) Accounts Receivable to the extent that reserves have been created in the Company's accounts in respect of such receivables or otherwise provisions have been made against such Accounts Receivables; or

                 (n) Accounts Receivable with respect to which the Agent and the Majority Banks, in their reasonable discretion, deem the creditworthiness or financial condition of the Account Receivable Debtor to be unsatisfactory or the prospect of payment or performance to be impaired, and other Accounts Receivable which, in the Banks' reasonable discretion, are otherwise ineligible.

                 "Eligible Hardware Accounts Receivable" means Eligible Accounts Receivable representing sales of equipment which are also made under the Company's ordinary and usual terms of trade, without retentions, and for which the installation or integration component of the relevant Eligible Account Receivable comprises less than 10% of the relevant Eligible Account Receivable.

                 "Eligible Hardware+Installation/Integration Accounts
         Receivable" means Eligible Accounts Receivable representing sales of equipment which are also made under the Company's ordinary and usual terms of trade, without retentions, but including some installation or integration components, and for which the installation or integration component of the relevant Eligible Accounts Receivable comprises less than 25% of the relevant Eligible Account Receivable.

                 "Eligible Government Accounts Receivable" means Eligible Accounts Receivable representing sales of equipment to the U.S. Government which are also made under the Company's ordinary and usual terms of trade, without retentions, but including some installation or integration components, and for which the installation and integration component of the relevant Eligible Account Receivable comprises less than 25% of the relevant Eligible Account Receivable.

                 "Eligible Receivables" means all receivables net of any allowance for doubtful accounts, as determined in accordance with GAAP.

                 "Environmental Claims" means all written claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations, requests and permits of, agreements with, and obligations due to, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, to the extent relating to the foregoing, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act, the California Hazardous Waste Control Law, the California Solid Waste Management, Resource, Recovery and Recycling Act, the California Water Code and the California Health and Safety Code.

                 "Environmental Permits" has the meaning specified in subsection 6.12(b).

                 "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                 "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate."

                 "Event of Default" means any of the events or circumstances specified in Section 9.01.

                 "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                 "Existing BofA Letters of Credit" means the letters of credit described in Schedule 3.03.

                 "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Fee Letter" has the meaning specified in subsection 2.10(a).

                 "Foreign Collateral" means such of the foreign assets of the Company and/or its Subsidiaries (including, without limitation, accounts receivable, bank accounts, general intangibles and cash and inventory) as the Banks shall designate.

                 "Foreign Security Agreements" means the security agreements to be entered by the Company and/or the Foreign Guarantors, granting the Agent (on behalf of the Banks and Agent) a perfected first priority security interest and Lien (or equivalent interest under the laws of the relevant jurisdictions where Foreign Collateral is located) in and over the Foreign Collateral. The Foreign Security Agreements shall be in a form and substance acceptable to the Banks.

                 "Foreign Guarantees" means the guarantees of such of the Company's Subsidiaries as own, hold or otherwise have an interest in the Foreign Collateral (from time to time), guaranteeing the proper and complete performance of the Obligations. The Foreign Guarantees shall be in a form and substance acceptable to the Banks.

                 "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                 "Funded Debt to EBITDA Ratio" means, as of the last day of each fiscal quarter, the ratio of (a) the total Indebtedness for borrowed money, including the Loans, to (b) EBITDA during that and the prior three fiscal quarters.

                 "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 3.01.

                 "FX Trading Office" means the Foreign Exchange Trading Center #5193, San Francisco, California, of BofA, or such other of BofA's offices as BofA may designate from time to time.

                 "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

                 "Government Borrowing Base" means, as of the date of determination, 55% of the then outstanding principal amount (net of any refunds, rebates, allowances, discounts, credits, concessions or other reductions which are taken by or granted to the

         Account Receivable Debtors thereof) of the then Eligible Government Accounts Receivable owned by the Company.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                 "Guarantees" means the EFData Guaranty and the California Microwave Navigation Systems Guaranty and any other guaranty (including any Foreign Guaranty) that may be executed and delivered after the date of this Agreement by a Guarantor guaranteeing the proper and complete performance of the Obligations.

                 "Guarantor" means EFData, California Microwave Navigation Systems and any other Person that delivers a guaranty (including any Foreign Guaranty) in favor of the Banks and the Agent relating to the Obligations.

                 "Hardware Borrowing Base" means, as of the date of determination, 65% of the then outstanding principal amount (net of any refunds, rebates, allowances, discounts, credits, concessions or other reductions which are taken by or granted to the Account Receivable Debtors thereof) of the then Eligible Hardware Accounts Receivable owned by the Company.

                 "Hardware+Installation/Integration Borrowing Base" means, as of the date of determination, 55% of the then outstanding principal amount (net of any refunds, rebates, allowances, discounts, credits, concessions or other reductions which are taken by or granted to the Account Receivable Debtors thereof) of the then Eligible Hardware+Installation/Integration Accounts Receivable owned by the Company.

                 "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

                 "Honor Date" has the meaning specified in subsection 3.03(c).

                 "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money including any subordinated debt;
         (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments (including the Letters of Credit); (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all net obligations with respect to Rate Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

                 "Indemnified Liabilities" has the meaning specified in Section 11.05.

                 "Indemnified Person" has the meaning specified in Section
         11.05.

                 "Independent Auditor" has the meaning specified in subsection 7.01(a).

                 "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                 "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Base Rate Loan is converted into another Type of Loan, provided, however, that if any Interest Period for an Offshore Rate Loan exceeds three months, each date that falls three months after the beginning of such Interest Period and each Interest Payment Date that falls thereafter are also Interest Payment Dates.

                 "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/ Continuation;

         provided that:

                      (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                      (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                    (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

                 "Investments" has the meaning specified in Section 8.04.

                 "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                 "Issuance Date" has the meaning specified in subsection
         3.01(a).

                 "Issue" means with respect to any Letter of Credit, to incorporate the Existing BofA Letters of Credit into this Agreement, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                 "Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 10.09.

                 "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                 "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                 "L/C Amendment Application" means (a) a written application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request, which may be transmitted by facsimile if immediately confirmed in an original writing, or (b) notwithstanding the provisions of Section 11.02, a request transmitted to the Issuing Bank by electronic transmission in such manner and effective upon such terms as the Company and the Issuing Bank may separately agree in writing.

                 "L/C Application" means (a) a written application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request, which may be transmitted by facsimile if immediately confirmed in an original writing, or (b) notwithstanding the provisions of Section 11.02, a request transmitted to the Issuing Bank by electronic transmission in such manner and effective upon such terms as the Company and the Issuing Bank may separately agree in writing.

                 "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

                 "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing BofA Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the Dollar Equivalent amount of $20,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the aggregate amount of any Letters of Credit outstanding which may be drawn in support of the performance of financial obligations shall not at any time exceed the Dollar Equivalent amount of $5,000,000; and provided further that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

                 "L/C Obligations" means at any time the sum of (a) the aggregate undrawn Dollar Equivalent amount of all Letters of Credit then outstanding, plus (b) the Dollar Equivalent amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

                 "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                 "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

                 "Letters of Credit" means the Existing BofA Letters of Credit and any standby letters of credit Issued by the Issuing Bank pursuant to Article III, which may be denominated either in Dollars or Offshore Currencies.

                 "Leverage Ratio" means, with respect to any period, the ratio (determined on a consolidated basis) of Adjusted Total Liabilities to Adjusted Tangible Net Worth for that period.

                 "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                 "Loan" means an extension of credit by a Bank to the Company under Article II or Article III in the form of a Revolving Loan or L/C Advance.

                 "Loan Documents" means this Agreement, any Notes, the Fee Letter, the L/C-Related Documents, the Guarantees, the Collateral Documents and all other documents delivered to the Agent or any Bank in connection herewith.

                 "Majority Banks" means at any time at least two Banks then holding in excess of 67% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, at least two Banks then having in excess of 67% of the Commitments.

                 "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                 "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document, or the perfection or priority of any Lien under any Collateral Document.

                 "Multiemployer Plan" means a "multiemployer plan," within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                 "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit E.

                 "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                 "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                 "Notice of Prepayment" means a notice in substantially the form of Exhibit G.

                 "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                 "Offshore Currency" means any lawful currency constituting a eurocurrency (other than Dollars) that in the opinion of the Issuing Bank is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars.

                 "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

         Offshore Rate =            IBOR
                                    ----
                     1.00 - Eurodollar Reserve Percentage

         Where,

                          "Eurodollar Reserve Percentage" means for any day for
                 any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                          "IBOR" means the rate of interest per annum
                 determined by the Agent as the rate at which dollar deposits in the approximate amount of BofA's Offshore Rate Loan for such Interest Period would be offered by BofA's Grand Cayman Branch, Grand Cayman B.W.I. (or such other office as may be designated for such purpose by BofA), to major banks in the offshore dollar interbank market at their request at approximately 11:00 a.m. (New York City time) one Business Day prior to the commencement of such Interest Period.

                          The Offshore Rate shall be adjusted automatically as
                 to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                 "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

                 "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                 "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

                 "Participant" has the meaning specified in subsection
         11.08(d).

                 "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                 "Permitted Accounts Receivable" means Accounts Receivable which have not been paid within 90 days from the original date of invoice, but which are due from the Accounts Receivable Debtors listed in Schedule 1.01; provided that no such Account Receivable shall be permitted if it has been outstanding for 180 days or more from the original invoice date.

                 "Permitted Equipment Sale Financing" means any transaction (a) pursuant to that certain Financing Program Agreement dated as of May 9, 1996 (as amended), by and between BA Credit Corporation, by which certain equipment provided by the Company to third party users and related contracts are purchased or financed by BA Credit Corporation, or (b) pursuant to similar arrangements to finance the acquisition or leasing by third parties of equipment provided by the Company without recourse to the Company; provided, however, that the aggregate amount of such purchases and financings shall not exceed $20,000,000 in any fiscal year."

                 "Permitted Liens" has the meaning specified in Section 8.01.

                 "Permitted Subordinated Indebtedness" has the meaning specified in Section 8.19 which is listed on Schedule 8.19.

                 "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Rate Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view;" (b) such Rate Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder.

                 "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "Prior Credit Agreement" has the meaning ascribed to it in the recitals to this Agreement.

                 "Prior Loan Documents" means the Prior Credit Agreement and all instruments, agreements and documents executed and delivered (or, as the case may be, ratified and reaffirmed) in connection therewith or pursuant thereto.

                 "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                 "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                 "Quick Ratio" means the ratio (determined on a consolidated basis) of (a) cash plus Cash Equivalents plus the amount of Eligible Receivables, to (b) Consolidated Current Liabilities.

                 "Rate Contracts" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                 "Reportable Event" means, any of the events set forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                 "Responsible Officer" means the chief executive officer or the president of the Company, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of the Company, or any other officer having substantially the same authority and responsibility.

                 "Revolving Loan" has the meaning specified in subsection 2.01.

                 "Revolving Termination Date" means the earlier to occur of:

                          (a)     March 31, 1998; and

                          (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                 "Same Day Funds" means (i) with respect to disbursements and payments in Dollars, immediately available funds, and (ii) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

                 "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                 "Security Agreements" means the Subsidiary Security Agreements and the Company Security Agreement, and any other security agreements, or similar documents, which may be executed by any Person in favor of the Bank and Agent as security for the Obligations.

                 "Spot Rate" for a currency means the rate quoted by BofA as the spot rate for the purchase by BofA of such currency with another currency through its FX Trading Office (i) at approximately 8:00 a.m. (San Francisco time) on the date two Banking Days prior to the relevant Computation Date or (ii) at such time and on such date as the Issuing Bank determines to pay a drawing in an Offshore Currency and contracts to purchase funds for that purpose.

                 "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                 "Subsidiary Security Agreements" means the security agreements executed by each of the EFData and California Microwave Navigation Systems in favor of the Agent (on behalf of the Banks and the Agent), substantially in the form of Exhibit K.

                 "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                 "Swap Termination Value" means, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts (which may include any Bank).

                 "Tangible Net Worth" means, as of the date of determination, the gross book value of the assets of the Company and its consolidated Subsidiaries (exclusive of goodwill, licensing agreements, patents, trademarks, trade names, organization expenses, treasury stock, unamortized debt discount and premium, deferred charges and other like intangibles) less all reserves applicable to such tangible assets and all liabilities (including accrued and deferred income taxes and all liabilities whether or not by their terms they are subordinated liabilities).

                 "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

                 "Type" means either a Base Rate Loan or an Offshore Rate Loan.

                 "UCC" means the Uniform Commercial Code as in effect in the State of California.

                 "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                 "United States" and "U.S." each means the United States of America.

                 "Utilization Fee" has the meaning specified in Section
         2.10(d);

                 "Wholly Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly Owned Subsidiaries, or both.

         1.02    Other Interpretive Provisions.

                 (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                 (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (c)  (i)   The term "documents" includes any and all
         instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                      (ii) The term "including" is not limiting and means "including without limitation."

                    (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                      (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

                 (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                 (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                 (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                 (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.03    Accounting Principles.

                 (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                 (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.

         1.04 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any Offshore Currency or other currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency or other currency, shall be determined at the "Spot Rate."

         1.05 Effect of This Agreement. This Agreement amends, restates and supersedes the Prior Credit Agreement in its entirety. All references in any Prior Loan Documents to the Prior Credit Agreement, regardless of how such term is defined in any such Prior Loan Documents shall be deemed to refer to this Agreement.


                                   ARTICLE II

                                  THE CREDITS

         2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Subsection 2.05 or as a result of one or more assignments under Section 11.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations, shall not at any time exceed the lower of the: (i) combined Commitments, and (ii) then applicable Aggregate Borrowing Base; and provided further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this
Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

         2.02    Loan Accounts.

                 (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank, and each Bank shall be conclusive, absent manifest error, of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

                 (b) Upon the request of any Bank, made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive, absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

         2.03    Procedure for Borrowing.

                 (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing which notice must be received by the Agent (i) prior to 11:00 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date in the case of Offshore Rate Loans, or (ii) prior to 8:00 a.m. (San Francisco time) on the requested Borrowing Date in the case of Base Rate Loans; specifying: (A) the amount of the Borrowing (which shall be in an aggregate minimum amount of $2,000,000 in the case of Offshore Rate Loans and $1,000,000 in the case of Base Rate Loans, or any integral multiple of $500,000 in excess thereof); (B) the requested Borrowing Date, which shall be a Business Day; (C) the Type of Loans comprising the Borrowing (provided that any Loan made on the Closing Date shall only consist of Base Rate Loans); and (D) with respect to Offshore Rate Loans, the duration of the Interest Period applicable to such Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be three months.

         The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing. Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                 (b) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

         2.04    Conversion and Continuation Elections.

                 (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b): (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $2,000,000 in the case of Offshore Rate Loans and $1,000,000 in the case of Base Rate Loans, or that is in an integral multiple of $500,000 in excess thereof) into Loans of any other Type; or (ii) elect as of the last day of the applicable Interest Period, to continue any Offshore Rate

Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $2,000,000, or that is in an integral multiple of $500,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

                 (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than (i) 8:00 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans; and (ii) 11:00 a.m. (San Francisco time) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; specifying: (A) the proposed Conversion/Continuation Date; (B) the aggregate amount of Loans to be converted or continued; (C) the Type of Loans resulting from the proposed conversion or continuation; and (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period. If the Notice of Conversion/Continuation fails to specify the duration of the Interest Period for any Base Rate Loan to be converted into an Offshore Rate Loan, such Interest Period shall be three months.

                 (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                 (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                 (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan.

                 (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect.

         2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate amount of $5,000,000 or more; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (a) the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the combined Commitments then in effect, or
(b) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the combined Commitments may be applied to reduce the L/C Commitment. All accrued commitment fees to, but not including, the effective date of any termination of Commitments, shall be paid on the effective date of such termination.

         2.06 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon delivery of a Notice of Prepayment to the Agent (a) prior to 11:00 a.m. (San Francisco time) three Business Days prior to the date of prepayment in the case of Offshore Rate Loans, or (b) prior to 11:00 a.m. (San Francisco time) on the date of prepayment in the case of Base Rate Loans, ratably prepay Loans in whole or in part in minimum amounts of $2,000,000 in the case of Offshore Rate Loans and $1,000,000 in the case of Base Rate Loans, or any integral multiple of $500,000 in excess thereof. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest and accrued Utilization Fee to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

         2.07 Cash Collateralization and Mandatory Prepayments of Loans. If at any time (a) the Effective Amount of Outstanding Loans and L/C Obligations shall exceed the lower of: (i) the then applicable Aggregate Borrowing Base,
(ii) the combined Commitments, or (iii) the L/C Commitment, the Company shall immediately (x) prepay such amount of the outstanding principal amount of the Loans and/or (y) Cash Collateralize such amount of the outstanding L/C Obligations, as is necessary to make the then applicable Effective Amount less than or equal to the lower of: (i) the then Applicable Aggregate Borrowing Base, (ii) the Combined Commitments, or (iii) the L/C Commitment, as appropriate.

         2.08 Repayment. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date.

         2.09    Interest.

                 (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Offshore Rate or the Base Rate as appropriate (subject to the Company's right to convert to other Types of Loans under Section 2.04) plus the Applicable Margin. Applicable Margin shall equal an interest rate per annum specified in basis points to be added to the Offshore Rate or the Base Rate, as applicable, which shall be determined in accordance with the following table:

                          Date                                 Offshore Rate                Base Rate
                          ----                                 -------------                ---------
 Closing Date through February 28, 1997                                 125                         0

 March 1, 1997 through September 30, 1997                               250                        50

 October 1, 1997 and thereafter                                         200                         0

                 (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                 (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.

                 (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         2.10    Fees.  In addition to certain fees described in Section 3.08:

                 (a) Arrangement and Agency Fees. The Company shall pay an arrangement fee to the Agent for the Arranger's own account, and shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Arranger and Agent dated December 23, 1996.

                 (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to the rate per annum specified in the table in subsection 2.10(c). For purposes of calculating utilization under this subsection, the Commitments shall be deemed used only to the extent of the Effective Amount of Revolving Loans plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the

Revolving Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on December 31, 1996 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any termination of Commitments under Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such termination. The commitment fees provided in this subsection shall accrue at all times after the Closing Date, including at any time during which one or more conditions in Article V are not met.

                 (c) Fee Rates. Commitment fees and letter of credit fees shall equal a percentage rate per annum specified in basis points which shall be determined in accordance with the following table:

                                                                     Performance         Financial
                                                                     -----------         ---------
                    Date                       Commitment Fee         L/C Fees            L/C Fees
                    ----                       --------------         --------            --------
 Closing Date through February 28, 1997                 37.5                 62.5              125

 March 1, 1997 through September 30, 1997               50                  125                250

 October 1, 1997 and thereafter                         50                  100                200

                 (d) Utilization Fee. The Company shall pay to the Agent, for the ratable benefit of the Banks, a utilization fee (the "Utilization Fee") which shall accrue daily on the average daily Effective Amount of Loans outstanding on or after February 28, 1997 (provided that such outstanding amounts shall equal or exceed $10,000,000 at any time during the relevant quarter), computed on a quarterly basis in arrears as calculated by the Agent, equal to the rate of 0.5% per annum and which shall be payable quarterly in arrears and on the Revolving Termination Date beginning with the first calendar quarter ending after February 28, 1997.

                 (e) Amendment Fees. The Company shall pay to the Agent, for the ratable benefit of the Banks, an amendment fee equal to $25,000 for each Bank payable upon the Closing Date together with an additional fee equal to $10,000 for each Bank payable on March 1, 1997 provided that the facility granted pursuant to this Agreement is still in effect on such date.

         2.11    Computation of Fees and Interest.

                 (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                 (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

         2.12    Payments by the Company.

                 (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                 (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                 (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.13    Payments by the Banks to the Agent.

                 (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the

Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                 (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

         2.15 Security. All obligations of the Company and the Guarantors under the Loan Documents shall be secured in accordance with the Collateral Documents.

                                  ARTICLE III

                             THE LETTERS OF CREDIT

         3.01    The Letter of Credit Subfacility.

                 (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the lesser of (x) the combined Commitments, or (y) the then applicable Aggregate Borrowing Base, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds the lesser of
(x) such Bank's Commitment or (y) the then applicable Aggregate Borrowing Base,
(3) the Effective Amount of L/C Obligations exceeds the L/C Commitment, or (4) the Effective Amount of L/C Obligations with respect to Letters of Credit which may be drawn in support of the performance of financial obligations exceeds $5,000,000. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                 (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it; (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied; (iii) the expiry date of any requested Letter of Credit is (i) more than 27 months after the Closing Date, or (ii) more than 365 days after the requested date of the Issuance of such Letter of Credit; (iv) the expiry date of any requested Letter of Credit is prior to the maturity date of any financial obligation to be supported by the requested Letter of Credit; (v) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank; or (vi) any standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person.

         3.02    Issuance, Amendment and Renewal of Letters of Credit.

                 (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the face amount of the Letter of Credit denominated in Dollars or an Offshore Currency; (ii) the expiry date of the Letter of Credit (which date shall not exceed either of the limits specified in Section 3.01(b)(iii)); (iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vi) such other matters as the Issuing Bank may require. The Company may delegate authority to designated officers of the Company or of its wholly owned Subsidiaries to execute such requests for the Issuance under this subsection or the amendment under subsection 3.02(c) of Letters of Credit to be issued in the name of the Company or such Subsidiaries but for the account of the Company pursuant to Article III of this Agreement. In addition, if the Letter of Credit being requested is to be issued in support of the performance of financial obligations, the request for its Issuance must also include a certification that the Letter of Credit is a financial Letter of Credit and that the total of all such financial Letters of Credit outstanding plus the requested financial Letter of Credit does not exceed the Dollar Equivalent amount of $5,000,000. The Agent will promptly notify the Banks upon the issuance of a Letter of Credit.

                 (b) At least two Business Days prior to the Issuance of any Letter of Credit (or if the Issuing Bank has agreed to a shorter notice period than two Business Days promptly upon receipt of the L/C Application or L/C Amendment), the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice from the Agent (A) directing the Issuing Bank not to Issue such Letter of Credit because such Issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, Issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

                 (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be amended; (ii) the nature of the proposed amendment; and (iii) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if:
(A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the amendment of a Letter of Credit.

                 (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, unless the Company delivers to the Issuing Bank a written request not to renew a Letter of Credit (with a copy sent by the Company to the Agent) at least five days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the scheduled date of notification of nonrenewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request not to renew a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit not to be renewed; (ii) the expiry date of the Letter of Credit; and
(iii) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                 (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

                 (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                 (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment of a Letter of Credit.

         3.03 Existing BofA Letters of Credit; Risk Participations, Drawings and Reimbursements.

                 (a) On and after the Closing Date, those letters of credit issued by BofA for the account of the Company which are listed in
Schedule 3.03 (the "Existing BofA Letters of Credit") shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.08(a) and 3.08(c), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01 and subsection 2.10(b), the Existing BofA Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

                 (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

                 (c) "Upon the receipt of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. Immediately upon reaching a determination that it will pay a drawing under a Letter of Credit and, in the case of a Letter of Credit denominated in an Offshore Currency, upon also determining the Dollar Equivalent amount of the drawing, the Issuing Bank shall notify the Company and the Agent of (i) its determination to pay the drawing, (ii) the date the drawing will be paid (the "Honor Date"), (iii) the Dollar Equivalent amount of the drawing, and (iv) in the case of a Letter of Credit denominated in an Offshore Currency, the amount to be paid in the Offshore Currency. The Issuing Bank will endeavor to provide such notice at least one Business Day prior to the Honor Date, but the delivery of such notice shall neither be a condition to the payment of the drawing nor to the Company's obligation to reimburse the amount paid on the Honor Date. The Company shall reimburse the Issuing Bank in Dollars in Same Day Funds no later than 10:00 a.m. (San Francisco time) on the Honor Date, the Dollar Equivalent amount equal to the amount so to be paid by the Issuing Bank. In the event the

Company fails to reimburse the Issuing Bank in Same Day Funds for the full Dollar Equivalent amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans in the Dollar Equivalent amount equal to the amount to be reimbursed on the Honor Date, which Base Rate Loans shall be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section
5.02. The Issuing Bank shall be authorized to apply the proceeds of such Base Rate Loans to the purchase of funds in the Applicable Currency to pay each drawing due to be paid on the Honor Date. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice."

                 (d) Each Bank shall upon any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                 (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing denominated in Dollars in the Dollar Equivalent amount of such drawing as determined by the Issuing Bank, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

                 (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this
Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

         3.04    Repayment of Participations.

                 (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to
Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

                 (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.05    Role of the Issuing Bank.

                 (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                 (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                 (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing:
(i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C- Related Documents; (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency

Proceeding; (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or (vii) any circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         3.07    Cash Collateral Pledge.  (i) Upon the request of the Agent,
(A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of 10 days prior to the Revolving Termination Date or at any time during such 10-day period or on or at any time after the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in subsection 2.07 requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at BofA. After the Revolving Termination Date the Issuing Bank may exercise a right of set-off with respect to any cash collateral it holds and may use such funds to satisfy drawings under Letters of Credit.

         3.08    Letter of Credit Fees.

                 (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee with respect to the Letters of Credit equal to the percentage rate per annum specified in the table in subsection 2.10(c) of the average daily maximum Dollar Equivalent amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent; provided however that the Dollar Equivalent amount of any such Letters of Credit which are denominated in any Offshore Currency shall be determined based upon the Spot Rate for the purchase of such Offshore Currency with Dollars at Issuance and as of the last Business Day of each month for the quarter in question.
Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

                 (b) The Company shall pay to the Issuing Bank, for its account, a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to that percentage of the Dollar Equivalent face amount (or increased face amount, as the case may be) of such Letter of Credit specified in the Fee Letter. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

                 (c) The Company shall pay to the Issuing Bank from time to time on demand the normal presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

         3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

         3.10    Letters of Credit Denominated in Offshore Currencies.

                 (a) The Agent will determine the Dollar Equivalent amount with respect to any (i) Letter of Credit denominated in an Offshore Currency as of the date of Issuance, (ii) outstanding L/C Obligations from time to time as necessary to compute availability under the L/C Commitment, the Commitments, and (iii) other amount necessary for the administration of this Agreement (each such date under clauses (i) through (iii) a "Computation Date"). Each determination of a Dollar Equivalent amount by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

                 (b) Subject to Section 4.04, if on any Computation Date the Agent shall have determined that, due to a change in applicable rates of exchange between Dollars and Offshore Currencies, either (a) the Effective Amount of all L/C Obligations exceeds the lower of: (i) the L/C Commitment, and (ii) the Aggregate Borrowing Base, or (b) the aggregate Dollar Equivalent principal amount of all Loans and L/C Obligations then outstanding exceeds the lower of: (i) the combined Commitments of the Banks, and (ii) the Aggregate Borrowing Base, then the Agent shall give notice to the Company which states the Dollar Equivalent amount of any such excess and requires the Company to Cash Collateralize or to make such mandatory prepayments as required by Section 2.07.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01    Taxes.

                 (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                 (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then: (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made; (ii) the Company shall make such deductions and withholdings; (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                 (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and
iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                 (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                 (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank or Agent shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office or take such reasonable action consistent with applicable regulatory requirements so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank or Agent is not otherwise disadvantageous to such Bank or Agent.

         4.02    Illegality.

                 (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                 (b) If a Bank determines that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank

(with a copy to the Agent), prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest and Utilization Fees accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                 (c) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

         4.03    Increased Costs and Reduction of Return.

                 (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                 (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                 (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan;

                 (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

                 (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

                 (d) the prepayment (including pursuant to Section 2.06 or Section 2.07) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period; or

                 (e) the automatic conversion under Section 2.04 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.03(a), each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the IBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded.

         4.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan, or that the Offshore Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

         4.06 Reserves on Offshore Rate Loans. The Company shall pay to each Bank, as long as such Bank shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         4.07 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         4.08 Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other Obligations.


                                   ARTICLE V

                              CONDITIONS PRECEDENT

         5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                 (a) Credit Agreement. This Agreement executed by each party thereto;

                 (b)      Resolutions; Incumbency.  The following documents:
(i) copies of the resolutions of the board of directors of each of the Company and the Guarantors authorizing the transactions contemplated hereby and under the other Loan Documents respectively, certified as of the Closing Date by the Secretary or an Assistant Secretary of each of the Company or Guarantor (respectively); and (ii) a certificate of the Secretary or Assistant Secretary of each of the Company and the Guarantors (respectively) certifying the names and true signatures of the officers of the Company or Guarantor (respectively) authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                 (c) Organization Documents; Good Standing. Each of the following documents: (i) the articles or certificate of incorporation and the bylaws of each of the Company and the Guarantors as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of each of the Company or Guarantors (respectively) as of the Closing Date; and (ii) a good standing certificate for each of the Company and the Guarantors from the Secretary of State (or similar, applicable Governmental Authority) of their state of incorporation and each state where the Company or Guarantor is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

                 (d) Legal Opinions. An opinion of Howard Rice Nemerovski Canady Falk & Rabkin, counsel to the Company, addressed to the Agent and the Banks, together with opinions of local counsel as appropriate, all in a form and substance satisfactory to the Banks.

                 (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any such costs, fees and expenses arising under or referenced in Sections 2.10 and 10.04;

                 (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating: (i) that the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date; (ii) that no Default or Event of Default exists or would result from the Credit Extension; and (iii) that there has occurred since September 30, 1996 no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect except as disclosed in writing to the Agent and the Banks prior to the Closing Date.

                 (g) Collateral Documents. The Collateral Documents, executed by the appropriate parties thereto, in appropriate forms for recording, where necessary, together with: (i) acknowledgment copies of filings, registrations and recordings necessary and advisable to perfect the Liens of the Agent for the benefit of the Banks and the Agent in accordance with applicable law; (ii) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the security interest created by the Collateral Documents have been taken; and
(iii) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken.

                 (h) Guarantees. The Guarantees, executed by each of the Guarantors.

                 (i) Repayments and Other Payments. All principal and interest with respect to any Swingline Loans (as defined in the Prior Credit Agreement) shall have been repaid or converted into other Types of Revolving Loans permitted hereunder. No Revolving Loan outstanding prior to the Closing Date shall be an Offshore Rate Loan on the Closing Date.

                 (j) Borrowing Base Certificate. The Company shall have delivered a Borrowing Base Certificate to the Agent, executed by a Responsible Officer of the Company.

                 (k) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

         5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Revolving Loan to be made by it (including, save in respect of paragraph (f) below, its initial Revolving Loan) and the obligation to continue or convert any Revolving Loan under Section 2.04, as well as the obligation of the Issuing Bank to Issue any Letter of Credit (including, save in respect of paragraph (f) below, the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date, Conversion/Continuation Date or Issuance Date:

                 (a) Notice, Application. The Agent shall have received (with, in the case of the initial Revolving Loan only, a copy for each Bank) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

                 (b) Continuation of Representations and Warranties. The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date; and

                 (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion or Issuance.

                 (d) Cash Collateral. With regard to any Letter of Credit such Letter of Credit has been cash collateralized to the extent required by this Agreement.

                 (e) Foreign Collateral. With regard to any Credit Extension to be made after the date occurring eight months after the Closing Date, the conditions in Section 7.17 shall have been fulfilled.

                 (f) Waived Conditions. Should the Agent and Banks choose to extend the time for delivery or performance of any of the conditions set forth in Section 5.01, the Borrower shall have delivered or performed such conditions in accordance with the terms of the agreement by which the Agent and the Banks have granted such extension.

Each Notice of Borrowing, Notice of Conversion/Continuation and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Conversion/Continuation Date, or Issuance Date, as applicable, that the conditions in this Section 5.02 are satisfied.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that:

         6.01    Corporate Existence and Power.  The Company and each of its
Subsidiaries:

                 (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                 (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                 (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                 (d) is in compliance with all Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                 (a) contravene the terms of any of that Person's Organization Documents;

                 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                 (c)      violate any Requirement of Law.

         6.03 Governmental Authorization. Except for actions and filings required herein (or with respect to perfection of any Foreign Collateral), no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

         6.04 Binding Effect. This Agreement and each other Loan Document to which the Company is a party constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                 (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                 (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or from the grant or perfection of the Liens granted under the Collateral Documents. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect or create an Event of Default under subsection 9.01(e).

         6.07 ERISA Compliance. Schedule 6.07 lists all Plans and except as specifically disclosed in Schedule 6.07:

                 (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                 (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                 (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by
Section 7.12 and Section 8.06. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11    Financial Condition.

                 (a) The audited consolidated financial statements of the Company and its Subsidiaries dated June 30, 1996, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                 (b) Since September 30, 1996, there has been no Material Adverse Effect except as disclosed in writing by the Company to the Agent and the Banks prior to the Closing Date.

         6.12    Environmental Matters.

                 (a) The on-going operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced in accordance with applicable law) result in liability in excess of $1,000,000 in the aggregate.

                 (b) The Company and each of its Subsidiaries has obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") and necessary for its ordinary course operations; all such Environmental Permits are in good standing; and the Company and each of its Subsidiaries is in compliance with all material terms and conditions of such Environmental Permits except such Environmental permits failure with which to comply would not have a Material Adverse Effect.

                 (c) Except as specifically disclosed in Schedule 6.12, none of the Company, any of its Subsidiaries or any of their respective present Property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material.

                 (d) There are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, of the Company or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability of the Company and its Subsidiaries in excess of $5,000,000 in the aggregate for any such condition, circumstance or Property. In addition, (i) neither the Company nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Company and its Subsidiaries, to the extent required by applicable Environmental Laws, have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

         6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         6.15 Copyrights, Patents, Trademarks and Licenses, Etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.16 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.16 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

         6.17 Insurance. Except as specifically disclosed in Schedule 6.17, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         6.18 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Rate Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Rate Contract.

         6.19 Solvency. The Company is and each of its Subsidiaries are solvent.

         6.20 Labor Relations. There are no strikes, lockouts or other labor disputes against the Company or any of its Subsidiaries, or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority.

         6.21 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.22    Collateral Documents.

                 (a) The provisions of each of the Collateral Documents are effective to create in favor of the Agent, for the benefit of the Banks, a legal, valid and enforceable, and, subject to Permitted Liens, first priority security interest in all right, title and interest of the Company and the Guarantors in the collateral described therein.

                 (b) All representations and warranties of the Company and the Guarantors contained in the Collateral Documents are true and correct in all material respects on or as of the date made or deemed made.


                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

                 (a) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

                 (b) as soon as available, but not later than 50 days after the end of each fiscal quarter of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

                 (c) as soon as available, but not later than 100 days after the end of each fiscal year, a copy of an unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating statement of income, shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(a);

                 (d) as soon as available, but not later than 50 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidating balance sheets of the Company and its Subsidiaries and the related consolidating statements of income for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(b).

                 (e) not later than the 15th day of each month (or, if there exists an Event of Default and the Agent and the Majority Banks so require, more frequently), together with such other information as the Agent or the Majority Banks desire in connection therewith, commencing with the month preceding the date hereof (except in the case of the Borrowing Base Certificate to be delivered on or immediately prior to the Closing Date, which shall only be required to have such information complete through October 31, 1996), a completed

Borrowing Base Certificate with such additional detail as the Agent or the Majority Banks may reasonably request, setting forth the amounts of the Eligible Hardware Accounts Receivable, the Hardware Borrowing Base, the Eligible Hardware+Installation/Integration Accounts Receivable, the Hardware+Installation/Integration Borrowing Base, the Eligible Government Accounts Receivable and Government Borrowing Base, each as of the end of the preceding calendar month (or such other dates as may be required by the Agent or the Majority Banks during the existence of an Event of Default), and showing the Company's calculations of the then applicable Aggregate Borrowing Base.

         7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                 (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

                 (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time request.

         7.03    Notices.  The Company shall promptly notify the Agent and each
Bank:

                 (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                 (b) of any matter that has resulted or may result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

                 (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event: (i) an ERISA Event; (ii) a material increase in the Unfunded Pension Liability of any Pension Plan; (iii) the adoption of, or the commencement of contributions to, any Plan subject to
Section 412 of the Code by the Company or any ERISA Affiliate; or (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; and

                 (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries.

                 Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         7.04 Preservation of Corporate Existence, Etc. Except in connection with sales of assets permitted by Section 8.02 and transactions permitted by Section 8.03, the Company shall, and shall cause each Subsidiary to:

                 (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                 (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business;

                 (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                 (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, except as permitted by Section 8.02.

         7.06 Insurance. The Company (a) shall maintain insurance with respect to the payment of all receivables sold or to be sold in accordance with subsection 8.02(d) in amounts and upon terms satisfactory to the Agent and to all Banks; and (b) the Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. Upon request of the Agent or any Bank, the Company shall furnish the Agent and each of the Banks at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested, a certificate of any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section 7.06 (and which, in the case of a certificate of a broker, were placed through such broker).

         7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                 (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

                 (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                 (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to
Section 412 of the Code.

         7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine and audit their respective corporate, financial and operating records (including, without limitation, any information relating to calculations in any Borrowing Base Certificate), and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, when an Event of Default exists the Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice.

         7.11    Environmental Laws.

                 (a) The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

                 (b) Upon the written request of the Agent or any Bank the Company shall submit and cause each of its Subsidiaries to submit, to the Agent and each of the Banks, at the Company's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue, that could, individually or in the aggregate, result in liability in excess of $5,000,000.

         7.12 Use of Proceeds. The Company shall use the proceeds of the Loans and the Letters of Credit for working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

         7.13 Solvency. The Company shall at all times be, and shall cause each of its Subsidiaries to be, solvent.

         7.14    Further Assurances.

                 (a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent and the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                 (b) Promptly upon request by the Agent, the Company shall (and shall cause any of its Subsidiaries to) do, execute, acknowledge, deliver, file, any and all such further acts, notices of assignment, transfers, certificates, assurances and other instruments as the Agent may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of such Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter granted to the Banks (or the Agent on behalf of the Banks) under any Loan Document or under any other document executed in connection therewith.

         7.15 Action Under Collateral Documents. The Company will, and will cause the Guarantors to, undertake and perform all obligations, covenants, undertakings or other actions required by such person pursuant to any Collateral Document. The Company will promptly notify the Agent of any deposit or other bank accounts of the Company or any Subsidiary which at any time hold more than $250,000 and, if required by the Agent, procure that a first priority security interest in such account is granted to the Agent (on behalf of the Agent and the Banks).

         7.16 Borrowing Base Audit. Upon the date eight months after the Closing Date, the Company shall commence the process of promptly thereafter providing the Agent with a report (with sufficient copies for each of the Banks) detailing the conclusions of a thorough review of the Company's system for the identification, collection, control and administration of its Accounts Receivable (the "Borrowing Base Audit"). The report shall be prepared by an auditor selected by the Agent on behalf of the Banks (or such other Person as the Agent on behalf of the Banks may specify, including, without limitation, any Affiliate of the Agent or the Banks). The Company shall assist the author(s) of the report in all ways (including with respect to access to premises, documents, personnel and information). The report shall set out in reasonable detail all supporting evidence for its conclusions. The Agent and each Bank shall be entitled to review the information used to support the report and to question the author(s) of the report and anyone interviewed or otherwise assisting in the preparation of such report (and for such purposes shall be permitted access to the premises, employees and records of the Company in accordance with Section 7.10). The costs of the Borrowing Base Audit (including the preparation of the report) and the cost of the Banks and Agent associated with review and following up on the report shall be borne solely by the Company.

         7.17 Foreign Collateral. Commencing upon or before the date eight months after the Closing Date (with completion to occur no later than six weeks after such date that is eight months after the Closing Date) the Company shall provide and shall cause its Subsidiaries to provide: (a) Foreign Security Agreements duly executed and delivered by the Company and/or relevant Subsidiary, granting a first priority perfected security interest in the Foreign Collateral; (b) Foreign Guarantees from such of the Company's Subsidiaries holding, owning, or otherwise having an interest in any of the Foreign Collateral as the Banks may designate; and (c) legal opinions relating to the Foreign Security Agreements and Foreign Guarantees of legal counsel, in the case of all such documents delivered pursuant to this Section 7.17, acceptable to the Agent and the Banks, in such of the jurisdictions where Foreign Collateral is located as the Banks may designate and in a form and substance satisfactory to the Agent and the Banks.


                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         8.01    Limitation on Liens.

              (i) The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                 (a) any Lien (other than a Lien on the Collateral) existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date;

                 (b)      any Lien created under any Loan Document;

                 (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

                 (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto and which are adequately reserved for in accordance with GAAP;

                 (e) Liens (other than any Lien imposed by ERISA or a Lien on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (f) Liens (other than Liens on the Collateral) on the property of the Company or its Subsidiary securing (i) the non- delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                 (g) Liens (other than Liens on the Collateral) consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $5,000,000;

                 (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                 (i) Liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof;

                 (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business (other than Collateral), securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) such Property is not a Consolidated Current Asset,
(ii) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (iii) such Lien attaches solely to the property so acquired in such transaction, and (iv) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property.

                 (k) Liens securing obligations in respect of capital leases on assets (other than Collateral), subject to such leases, provided that such capital leases are otherwise permitted hereunder;

                 (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

                 (m) a Lien or trust imposed upon the proceeds of any receivable for the benefit a Bank purchasing that receivable in accordance with all of the conditions for the disposition of a receivable pursuant to subsection 8.02(d);

                 (n) Liens granted as part of any Permitted Equipment Sales Financing; and

                 (o) Liens granted in connection with the ABN AMRO Accounts Receivable Facility, provided that such Liens shall at no time extend to collateral with a value in excess of the amount equal (from time to time) to 15% multiplied by the total available program amount of such facility (the "ABN Limit"). Notwithstanding anything to the contrary in the preceding sentence, any such Lien will be permitted only after the Agent and the Majority Banks have given their written consent to the form of any security documentation (including financing statements) putting into effect a Lien in favor of ABN AMRO.

             (ii) The Company shall not, and shall not permit any Subsidiary to, enter into any agreement (other than a Loan Document) which would prohibit or restrict the granting of any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, except where such an agreement is made between the Company and one of the Banks hereunder and relates solely to a receivable purchase by that Bank which meets all of the conditions for the disposition of a receivable pursuant to subsection 8.02(d).

         8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                 (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                 (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                 (c) dispositions as described in that certain Agreement for Maturity Factoring Accounts Receivable dated July 31, 1987 between Microwave Radio Corporation and BancBoston Financial Company as amended by that letter agreement dated April 19, 1995, between Microwave Radio Corporation and BNY Financial Corporation attached as Exhibit F;

                 (d) dispositions of accounts receivable to a Bank upon the following conditions: (i) the term to maturity at the time of disposition is more than 60 days; (ii) the account debtor is located in a country other than the United States; (iii) payment of the receivable is insured during the full term of the receivable upon terms satisfactory to the Agent and all of the Banks; (iv) recourse from the purchaser of any receivable to the Company shall be in an amount and upon terms satisfactory to the Agent and all of the Banks;
(v) the documentation of each such disposition shall be satisfactory to the Agent and all of the Banks; and (vi) the aggregate amount of all such receivables sold and outstanding (including any receivables sold pursuant to the ABN AMRO Accounts Receivable Facility) at any time will not exceed $20,000,000; and

                 (e) sales of equipment, receivables and/or contract rights as part of any Permitted Equipment Sales Financing or ABN AMRO Accounts Receivable Facility (provided that the total amount of receivables sold pursuant to the ABN AMRO Accounts Receivable Facility together with receivables sold pursuant to subsection 8.02(d) shall at no time exceed $20,000,000).

         8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                 (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                 (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary.

         8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                 (a) Investments held by the Company or Subsidiary in the form of Cash Equivalents;

                 (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business; and

                 (c) Investments incurred in order to consummate Acquisitions provided that the aggregate amount of cash invested in such Acquisitions permitted under this subsection 8.04(c) and in all transactions permitted under Section 8.03 shall not exceed in any fiscal year $25,000,000 plus (or minus) 20% of (a) the amount by which consolidated Tangible Net Worth as calculated at the end of the immediately preceding fiscal quarter exceeds (or is less than) Tangible Net Worth as of June 30, 1995, plus (b) the aggregate intangible assets related to Acquisitions completed after October 1, 1995, and on or prior to the Revolving Termination Date in an amount which does not exceed $20,000,000.

         8.05 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

         8.06 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         8.07 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                 (a) endorsements for collection or deposit in the ordinary course of business;

                 (b)      Permitted Swap Obligations;

                 (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.07;

                 (d)      Contingent Obligations created hereunder;

                 (e) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business and not exceeding at any one time $30,000,000 in the aggregate in respect of the Company and its subsidiaries together; and

                 (f) Contingent Obligations undertaken as a part of any Permitted Equipment Sales Financing or as a part of the ABN AMRO Accounts Receivable Facility (provided that at no time shall the amount of recourse to the Company under the ABN AMRO Accounts Receivable Facility exceed an amount equal to 15% of the total available program amount of the ABN AMRO Accounts Receivable Facility).

         8.08 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business.

         8.09 Compliance with ERISA. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, (i) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Agent acting upon the instruction of the Majority Banks) liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Agent acting upon the instruction of the Majority Banks) liability to any member of the Controlled Group, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Agent acting upon the instruction of the Majority Banks) liability to the Company or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Agent acting upon the instruction of the Majority Banks) liability to any member of the Controlled Group, or (v) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Agent acting upon the instruction of the Majority Banks) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

         8.10 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly Owned Subsidiary may declare and make dividend payments or other distributions payable solely in its common stock. The Company shall not make any payments under the ABN AMRO Accounts Receivable Facility to ABN AMRO to the extent that such payments are made from the proceeds of Collateral on which both ABN AMRO and the Agent have a Lien and such payments exceed the ABN Limit.

         8.11 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

         8.12 Quick Ratio. The Company shall not suffer or permit its Quick Ratio to be less than 1.0 to 1.0.

         8.13 Leverage Ratio. The Company shall not suffer or permit its Leverage Ratio to be greater than 1.0 to 1.0.

         8.14 Adjusted Tangible Net Worth. The Company shall not permit its Adjusted Tangible Net Worth (determined on a consolidated basis) to be less than the sum of (a) $155,582,000, plus (b) seventy-five percent (75%) of quarterly net income for each fiscal quarter subsequent to the quarter ended September 30, 1995, with no reduction for net losses, plus (c) the net proceeds of any equity securities and subordinated debt issued by the Company after the fiscal quarter ended September 30, 1995, less (d) the aggregate intangible assets related to Acquisitions completed after October 1, 1995, and on or prior to the Revolving Termination Date in an amount which does not exceed $20,000,000.

         8.15 Funded Debt to EBITDA Ratio. The Company shall not permit its Funded Debt to EBITDA Ratio to be greater than the number set forth below as of the last day of each fiscal quarter as follows:

       Fiscal Quarter Ending                             Funded Debt to EBITDA Ratio
       ---------------------                             ---------------------------
       December 31, 1996                                 3.25 to 1.0
       March 31, 1997                                    3.25 to 1.0
       June 30, 1997                                     3.25 to 1.0
       Each quarter's end thereafter                     2.50 to 1.0

         8.16 Consecutive Quarterly Losses. The Company, on a consolidated basis, shall not incur or suffer or permit to be incurred (a) any quarterly operating loss or any quarterly net loss, or any combination thereof, in two consecutive fiscal quarters, or (b) any quarterly operating loss or any quarterly net loss in excess of five percent (5%) of Tangible Net Worth.

         8.17    Change in Structure.  Except as expressly permitted under
Section 8.03, the Company shall not and shall not permit any of its Subsidiaries to, make any changes in its equity capital structure (including in the terms of its outstanding stock), or amend its certificate of incorporation or by-laws in any material respect.

         8.18 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

         8.19    Limitations on Subordinated Indebtedness.

                 (a) The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness which by its terms is subordinated in right of payment or in priority upon liquidation to the Loans or other senior debt of the Company or any Subsidiary except that Indebtedness incurred under or evidenced by those instruments or agreements listed on Schedule 8.19 ("Permitted Subordinated Indebtedness").

                 (b) The Company shall not amend or modify any provision of any Approved Subordinated Indebtedness and shall not directly or indirectly make any prepayment (whether by reason of acceleration thereof or otherwise) of any principal of or premium on, or in respect of the redemption, retirement, purchase or other acquisition of any Approved Subordinated Indebtedness.


                                   ARTICLE IX

                               EVENTS OF DEFAULT

         9.01 Event of Default. Any of the following shall constitute an "Event of Default":

                 (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation (including, without limitation, failure to provide cash collateral as required by this Agreement), or (ii) within three days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                 (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                 (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.10 or in
Article VIII; or

                 (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document and such default shall continue unremedied for a period of 10 days; or

                 (e) Cross-Default. The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation; if the effect of such failure, event or condition described in (A) or (B), above, is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness in an amount in excess of $1,000,000 to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation in an amount in excess of $1,000,000 to become payable or cash collateral in respect thereof to be demanded;

                 (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                 (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company or any Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) the Company or any Subsidiary or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

                 (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or

                 (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (k)      Change of Control.  There occurs any Change of
Control; or

                 (l) Receivables Insurance Coverage. At a time when a receivable which has been sold pursuant to the terms of subsection 8.02(d) and not fully paid by the account debtor, the insurance of such receivable required by subsection 7.06(a) shall be repudiated, invalidated or otherwise cease to be in full force; or

                 (m) Collateral. (i) Any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Guarantor party thereto or any Company or any Guarantor shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or (ii) any Collateral Document shall for any reason cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest (subject only to Permitted Liens); or

                 (n)      Adverse Change.  There occurs a Material Adverse
Effect; or

                 (o) ABN Facility Default. There occurs any event of default under the ABN AMRO Accounts Receivable Facility; or

                 (p) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement contained in any Guaranty; or any term, covenant or agreement in any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated by any Guarantor, or any Guaranty otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder.

         9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                 (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                 (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                 (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 (in the case of clause (i) of subsection
(g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.

         9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                   ARTICLE X

                                   THE AGENT

         10.01   Appointment and Authorization; "Agent".

                 (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                 (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent," as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

         10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.03   Liability of Agent.  None of the Agent-Related Persons shall
(i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         10.04   Reliance by Agent.

                 (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                 (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, the value of and title to any Collateral, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

         10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

         10.10   Withholding Tax.

                 (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                      (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                      (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                    (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                 (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                 (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                 (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                 (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         10.11   Collateral Matters.

                 (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time to take any action with respect to any Collateral or the Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

                 (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (provided, that the Agent shall retain all cash collateral received in respect of Letters of Credit until and unless such Letters of Credit are subsequently surrendered) (i) upon termination of the Commitments, the surrender of all Letters of Credit not Cash Collateralized and payment in full of all Loans and all other Obligations known to the Agent and payable under this Agreement or any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company, any Guarantor or any of their Subsidiaries owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company, any Guarantor or any of their Subsidiaries under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company, any Guarantor or any of their Subsidiaries to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full. Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this subsection 10.11(b), provided that the absence of any such confirmation for whatever reason shall not affect the Agent's rights under this Section 10.11.

                 (c) Each of the Banks acknowledges that, in connection with creating, taking, perfecting or enforcing security interests in foreign countries or jurisdictions, the Agent may need to be denominated as "security trustee" or named or designated by some title or description other than "agent." Each of the Banks, therefore, agrees that, in the event the Agent uses the designation "security trustee" or some other designation, the use of such name, designation or phrase shall not in any way alter, amend or modify the nature and scope of the Agent's duties and obligations as set forth in this Agreement. Without limiting the generality of the foregoing, the use of the designation "security trustee" or any other phrase utilizing the word "trustee" shall not create or impose on the Bank any fiduciary or heightened obligation for the benefit of the Banks. In all instances, regardless of (i) the description or name used by the Agent or (ii) any statements about, or descriptions of, the Agent contained in any

Collateral Documents, the express terms of this Agreement shall exclusively define and govern the Agent's duties and obligations to the Banks.


                                   ARTICLE XI

                                 MISCELLANEOUS

         11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                 (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

                 (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document, including any mandatory prepayments;

                 (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                 (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

                 (e)      amend subsection 8.01(i)(m), 8.01(ii), 8.02(d) or
9.01(l); or

                 (f) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

                 (g) increase any applicable percentage advance rate set forth in the definitions of "Hardware Borrowing Base," "Hardware+Installment/Integration Borrowing Base" or "Government Borrowing Base," or amend the definition of "Eligible Hardware Accounts Receivable," "Eligible Hardware+Installment/Integration Accounts Receivable," "Eligible Government Accounts Receivable," or "Aggregate Borrowing Base" in any respect that would reasonably be anticipated to increase the Aggregate Borrowing Base, or waive any provision thereof that would reasonably be expected to have such effect;

                 (h) release any portion of the Collateral otherwise then pursuant to Section 10.11 or the Collateral Documents (except where release upon the consent of the Majority Banks is specifically provided for);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         11.02   Notices.

                 (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                 (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

                 (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.04   Costs and Expenses.  The Company shall:

                 (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) and each Bank within five Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) and each Bank in connection with the development, preparation, delivery, administration, registration, filing, recording and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BofA (including in its capacity as Agent and Issuing Bank) and any Bank with respect thereto; and

                 (b) pay or reimburse the Agent, the Arranger and each Bank within five Business Days after demand (subject to subsection 5.01(e)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the

Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement, the Collateral Documents, the Guarantees or any document contemplated by or referred to therein, or the transactions contemplated thereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section 11.05 shall be paid within 30 days after demand.

         11.06 Payments Set Aside. Neither the Agent nor the Banks shall be under any obligation to marshall any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         11.08   Assignments, Participations, Etc.

                 (a) Any Bank may, with the written consent of the Company, at all times other than during the existence of an Event of Default, the Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000 or any lesser amount that constitutes the entire remaining Commitment; provided, however, that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit D ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

                 (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                 (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                 (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                 (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         11.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "company private" by the Company and provided to it by the Company or any Subsidiary, or by the Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided, however, that any Bank may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

         11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, BofA or the Arranger under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         11.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.15 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.16   Governing Law and Jurisdiction.

                 (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

         11.17 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT- RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE

THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.18 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         11.19 ABN Facility. The Company and ABN AMRO agree not to amend the ABN AMRO Accounts Receivable Facility in any way that might adversely impact the rights and remedies of the Agent or any Bank hereunder without obtaining the prior written consent of the Agent and the Banks. ABN AMRO agrees not to take any action that would cause the Company to violate its obligations under
Section 8.10 or otherwise hereunder without obtaining the prior written consent of the Agent and the Banks.

         11.20   Certain Closing Date Transitional Matters.

                 (a) On the Closing Date, each Bank hereby sells and assigns, without recourse, an amount of Loans and L/C Obligations equal to the product of (i) the excess (if any) of its Original Percentage over its Closing Date Percentage times (ii) the aggregate principal amount of Loans and L/C Obligations outstanding on such date and each Bank hereby purchases an amount of Loans and L/C Obligations equal to the product of (i) the excess (if any) of its Closing Date Percentage over its Original Percentage times (ii) the aggregate principal amount of Loans and L/C Obligations outstanding on such date. Each Bank selling Loans and L/C Obligations hereunder shall be deemed to have sold (and each Bank purchasing Loans and L/C Obligations shall be deemed to have purchased) a pro rata portion (based on the aggregate principal amount of Loans and L/C Obligations then outstanding) of each of such selling Bank's Loans and L/C Obligations. Payments by each Bank purchasing Loans and L/C Obligations hereunder shall be made to the Agent not later than 12:00 noon, (San Francisco time) in immediately available funds, without setoff, deduction or counterclaim, for the pro rata account (based upon the outstanding principal amount of Loans and L/C Obligations being sold) of each selling Bank in an amount equal to the aggregate principal amount of outstanding Loans and L/C Obligations purchased by such Bank.

                 (b) On and after the Closing Date, each Bank shall be entitled to receive commitment fees under Section 2.10(b) of the Agreement and interest and fees on Loans and L/C Obligations and on any other amount due under any Loan Document, in each case, (i) accrued and unpaid before the Closing Date in accordance with its Original Percentage and (ii) accrued on and after the Closing Date in accordance with its Closing Date Percentage.

                 (c) On and after the Closing Date, to the extent that any commitment and the other rights and obligations of any Bank existing at the time immediately preceding the Closing Date have been assigned or delegated, as applicable, to any Bank hereunder, such assignee Bank hereby assumes such commitment and other obligations and shall have the rights and obligations of a Bank hereunder and under the other Loan Documents and, to the extent that any commitment and other obligations of any Bank existing at the time immediately preceding the Closing Date have been delegated by any Bank pursuant to this Agreement, such assignor Bank shall be released from such commitment and its obligations thereunder and under the other Loan Documents.

         For purposes of this Section, (i) "Original Percentage" means, relative to any Bank, the percentage set forth with respect to such Bank on the schedule attached hereto as Schedule 11.20 and (ii) "Closing Date Percentage" means, relative to any Bank, the percentage set forth with respect to such Bank on the schedule attached hereto as Schedule 11.20.

                           [Intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco by their proper and duly authorized officers as of the day and year first above written.

                                       CALIFORNIA MICROWAVE, INC.



                                       By:  /s/

                                       Title:  EXECUTIVE VICE PRESIDENT &
                                               CHIEF FINANCIAL OFFICER



                                       By:  /s/ MICHAEL FOSTER

                                       Title:  VICE PRESIDENT & TREASURER



                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Agent


                                       By:  /s/ DIETMAR SCHIEL

                                       Title:  VICE PRESIDENT



                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as
                                       Issuing Bank


                                       By:  /s/ MICHAEL J. MCCUTCHIN

                                       Title:  VICE PRESIDENT


                        (SIGNATURES CONTINUED NEXT PAGE)

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as a Bank


                                       By:  /s/ MICHAEL J. MCCUTCHIN

                                       Title:  VICE PRESIDENT



                                       ABN AMRO BANK N.V., SAN FRANCISCO
                                       INTERNATIONAL BRANCH BY:
                                       ABN AMRO NORTH AMERICA, INC. AS
                                       AGENT



                                       By:  /s/ R. CLAY JACKSON

                                       Title:  SENIOR VICE PRESIDENT


                                       By:  /s/ GINA M. BRUSATORI

                                       Title:  VICE PRESIDENT & DIRECTOR



                                       CANADIAN IMPERIAL BANK OF COMMERCE


                                       By:  /s/ STAN SAKAI

                                       Title:  DIRECTOR

                                 SCHEDULE 1.01

                 to First Amended and Restated Credit Agreement


                         PERMITTED ACCOUNTS RECEIVABLE



Lucent Technologies
Motorola
AT&T
U.S. Army
U.S. Air Force
Pacific Bell
NATO
Telefonica, Spain
Lockhead - Martin
Nokia

                                 SCHEDULE 2.01




                                  COMMITMENTS
                              AND PRO RATA SHARES



                                                               Pro Rata
         Bank                         Commitment                 Share
         ----                         ----------                 -----
Bank of America National
Trust and Savings
Association                           $12,500,000            41.666666666%


ABN AMRO Bank N.V.,                    $8,750,000            29.166666667%
San Francisco
International Branch

Canadian Imperial Bank
of Commerce                            $8,750,000            29.166666667%


                   TOTAL              $30,000,000                     100%


                                 SCHEDULE 3.03
                 to First Amended and Restated Credit Agreement


                               LETTERS OF CREDIT

                         Outstanding Letters of Credit
                               As of:  27-Dec-96

L/C #              USD Amount            Issued                  Expires
------             ----------          ----------               ---------
128608             139,800.00          22-Dec-95                31-Jan-97
132896             220,000.00          22-Dec-95                01-Nov-97
135933             223,450.00          22-Dec-95                30-Jun-97
136665             390,929.00          22-Dec-95                31-Jan-97
136844               7,440.00          22-Dec-95                03-Feb-97
137273             114,200.00          22-Dec-95                10-Aug-97
138180              40,000.00          22-Dec-95                01-Jan-97
138479             171,658.77          30-Aug-96                14-Jun-97
139161             181,425.00          22-Dec-95                14-Mar-97
220247           1,308,643.60          29-Nov-96                30-Apr-97
220517               9,948.00          22-Dec-95                28-Mar-97
221160              30,096.43          22-Dec-95                31-Dec-96
221627             203,688.00          22-Dec-95                19-Oct-97
221628             164,678.00          22-Dec-95                19-Oct-97
221787              72,273.00          22-Dec-95                03-Apr-97
223281                 485.29          30-Aug-96                17-Feb-97
223913              27,820.00          22-Dec-95                30-May-97
224757              24,700.00          22-Dec-95                30-Jul-97
224882               6,016.00          22-Dec-95                30-Sep-97
224883              10,222.00          22-Dec-95                30-Sep-97
224990              65,000.00          22-Dec-95                15-Feb-97

L/C #               USD Amount           Issued                   Expires
------              ----------         ----------                ---------
 225216             205,000.00          22 Dec 95                14-Aug-97
 225249              17,317.50          22-Dec-95                31-Aug-98
 225454               8,759.00          22-Dec-95                30-Jan-97
 226085             146,883.00          22-Dec-95                31-Oct-97
 226347              11,322.00          22-Dec-95                03-Jun-97
 226639             120,000.00          22-Dec-95                15-Jan-98
 227397               7,978.00          02-Feb-96                20-Feb-98
 227565              27,995.52          29-Nov-96                20-Feb-97
 228278              40,000.00          03-Apr-96                15-Feb-97
 228602             100,000.00          18-Apr-96                18-Apr-97
 228741              95,304.60          06-May-96                30-Jul-97
 228858              25,000.00          24-May-96                18-Feb-97
 229227              54,000.00          24-Jun-96                21-Jan-98
 229255              51,940.00          01-Jul-96                29-Apr-97
 229341              16,900.00          29-Aug-96                28-Jul-98
 229355              45,743.00          24-Oct-96                31-Jul-99
3001458             482,168.00          19-Sep-96                30-Jan-98
3001624              46,227.60          27-Sep-96                30-Apr-97
3001741                 450.00          04-Oct-96                26-Apr-97
3002047              11,385.61          22-Oct-96                28-Mar-97
3002082              49,400.28          28-Oct-96                30-Jan-98
3002083              85,926.52          28-Oct-96                30-Jan-98
3002412              10,000.00          20-Nov-96                16-Jun-97
3002524                 900.00          02-Dec-96                31-Jul-97
3002412              30,653.00          06-Dec-96                19-Dec-97
3002729              15,587.00          17-Dec-96                15-Mar-98
3002610              47,500.00          20-Dec-96                30-Apr-97

L/C #              USD Amount            Issued                  Expires
------             ----------          ----------               ---------
3002412            672,377.00           23 Dec 96                31-Jan-98
                  ------------
                  5,839,190.72
                  ============

                                 SCHEDULE 6.05
                 to First Amended and Restated Credit Agreement

                                   LITIGATION

In November and December 1995, two class action lawsuits were filed against California Microwave, Inc. and certain of its executive officers in the United States District Court for the Northern District of California. The plaintiffs purport to represent a class of all persons who purchased California Microwave common stock between September 6, 1994 and June 29, 1995. The complaints allege that defendants violated various federal securities laws through material misrepresentations and omissions during such period of time.

                                 SCHEDULE 6.07
                 to First Amended and Restated Credit Agreement

                                     ERISA


All company 401(k) plan assets consolidated into California Microwave Tax Deferred Savings Plan.

Various Health, Life Insurance and Disability Plans

No exceptions.

                                 SCHEDULE 6.11
                 to First Amended and Restated Credit Agreement

                            MATERIAL OBLIGATIONS NOT
                                ON BALANCE SHEET


1. Standby letters of credit issued by Bank of America in the approximate amount (as of December 23, 1996) of $5.8 million.

2. Standby letters of credit issued by Banca Nazionale del Lavoro in the approximate amount (as of December 23, 1996) of $2.8 million.

3. Surety bonds issued by CIGNA in the approximate amount of $17.0 million (as of December 23, 1996).

4. Standby letter of credit issued by Bank of Tokyo in the approximate amount of $1.7 million enhancing the credit of the industrial development bonds issued in 1982 in Suffolk County, NY.

5. Standby letter of credit issued by Marine Midland Bank in the approximate amount of $2.3 million enhancing the credit of the industrial development bonds issued in 1982 in Monroe County, NY.

6. Under the terms of the Shareholder's Agreement dated March 8, 1994, the company is obligated to purchase the minority interests of California Microwave Navigation Systems, Inc. for a price based upon its financial results.

7. Under the terms of a Master Purchase Agreement with ABN-Amro Bank, dated June 24, 1996, the bank is purchasing certain insured export receivables with recourse to the company for the 5% uninsured portion. As of December 24, 1996, the outstanding balance of this 5% portion was approximately $750,000.

                                 SCHEDULE 6.12
                 to First Amended and Restated Credit Agreement

                             ENVIRONMENTAL MATTERS




                 Relative to the property at 985 Almanor Ave., Sunnyvale, CA, formerly leased by the company, the Regional Water Quality Review Board has required that the company sample the underground water at several locations around the property and report the results. The report has been submitted but the matter remains open.

                                 SCHEDULE 6.16
                 to First Amended and Restated Credit Agreement

                                (a) SUBSIDIARIES

EF Data Corporation                                              100% owned
California Microwave Navigation Systems, Inc.                     87% owned
California Microwave Foreign Sales Corporation                   100% owned


                             (b) EQUITY INVESTMENTS

Less than 2% ownership of the capital stock of DIVA Communications, Inc.

                                 SCHEDULE 6.17
                 to First Amended and Restated Credit Agreement

                                   INSURANCE


                 None.

                                 SCHEDULE 8.01
                 to First Amended and Restated Credit Agreement

                                PERMITTED LIENS


                 1. Security interest in the property located at 125 Kennedy Dr., Hauppauge, NY, granted in favor of Suffolk County Industrial Development Agency.

                 2. Security interests in the property located at 175 Science Parkway, Rochester, NY, granted in favor of County of Monroe Industrial Development Agency.

                 3. Security interest related to equipment leases acquired in the acquisition of Microwave Networks, Inc. with a remaining value of under $700,000.

                 4. Security interest granted by Microwave Radio Corporation relating to accounts of KLXV-TV and described in a UCC-1 bearing MA filing no. 059373.

                 5. Security interest granted by Microwave Radio Corporation relating to accounts of High Tech Support Group and described in a UCC-1 bearing MA filing no. 064744.

                 6. Security interest granted by Microwave Radio Corporation relating to accounts of Lansing 53 Inc. or Landy Associates and described in a UCC-1 bearing MA filing no. 100021.

                 7. Security interest granted by Microwave Radio Corporation relating to accounts of KSBS-TV and described in a UCC-1 bearing MA filing no. 109481.

                 8. Security interest granted by Microwave Radio Corporation relating to accounts of Life Anew Ministries Inc. and described in a UCC-1 bearing MA filing no. 125777

                 9. Security interest granted by Microwave Radio Corporation relating to accounts of Grand Canyon

                          Television Co. and described in a UCC-1 bearing MA filing no. 131056.


                 10. Security interest granted by Microwave Radio Corporation relating to accounts of WHLL-TV and described in a UCC-1 bearing MA filing no. 138475.

                 11. Security interest granted by Microwave Radio Corporation relating to accounts of Bear Valley Communications Inc. and described in a UCC-1 bearing MA filing no. 147414.

                 12. Security interest granted by Microwave Radio Corporation relating to accounts of WPXT-TV and described in a UCC-1 bearing MA filing no. 168877.

                 13. Security interest granted by Microwave Radio Corporation relating to accounts of WOCC-TV and described in a UCC-1 bearing MA filing no. 171696.

                 14. Security interest granted by Microwave Radio Corporation relating to accounts of Advanced Communications and described in a UCC-1 bearing MA filing no. 188609.

                 15. Security interest granted by Microwave Radio Corporation relating to accounts of K49DH-TV and described in a UCC-1 bearing MA filing no. 212781.

                 16. Security interest granted by Microwave Radio Corporation relating to accounts of WVFT-TV and described in a UCC-1 bearing MA filing no. 240502/240503.

                 17. Security interest granted by Microwave Radio Corporation relating to accounts of BNYH Financial Corporation and described in a UCC-1 bearing MA filing no. 214620.

                                 SCHEDULE 8.07
                 to First Amended and Restated Credit Agreement

                             CONTINGENT OBLIGATIONS


1. Standby letters of credit issued by Bank of America in the approximate amount (as of December 23, 1996) of $5.8 million.

2. Standby letters of credit issued by Banca Nazionale del Lavoro in the approximate amount (as of December 23, 1996) of $2.8 million.

3. Surety bonds issued by CIGNA in the approximate amount of $17.0 million (as of December 23, 1996).

4. Standby letter of credit issued by Bank of Tokyo in the approximate amount of $1.7 million enhancing the credit of the industrial development bonds issued in 1982 in Suffolk County, NY.

5. Standby letter of credit issued by Marine Midland Bank in the approximate amount of $2.3 million enhancing the credit of the industrial development bonds issued in 1982 in Monroe County, NY.

6. Under the terms of the Shareholder's Agreement dated March 8, 1994, the company is obligated to purchase the minority interests of California Microwave Navigation Systems, Inc. for a price based upon its financial results.

7. Under the terms of a Master Purchase Agreement with ABN-Amro Bank, dated June 24, 1996, the bank is purchasing certain insured export receivables with recourse to the company for the 5% uninsured portion. As of December 24, 1996, the outstanding balance of this 5% portion was approximately $750,000.

                                 SCHEDULE 8.19
                 to First Amended and Restated Credit Agreement

                      PERMITTED SUBORDINATED INDEBTEDNESS


                 1. $57,500,000 California Microwave, Inc. 5.25% Convertible Subordinated Notes Due December 15, 2003

                 2. $5,700,000 California Microwave, Inc. 5% Convertible Subordinated Notes Due October 1, 1998

                                 SCHEDULE 11.02
                 to First Amended and Restated Credit Agreement

                                LENDING OFFICES


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Agent

For Notices of Borrowing, Notices of Prepayment,
Notices of Conversion/Continuation

Bank of America National Trust
and Savings Association
Agency Administrative Services #5596
1455 Market Street, 13th Floor
San Francisco, California 94103
Attention:  Stephen Eiring
                          Telephone: (415) 436-2782
                          Facsimile: (415) 436-2700

For all other notices

Bank of America National Trust
and Savings Association
Agency Management #10831
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  Wendy Young
                          Telephone: (415) 436-3420
                          Facsimile: (415) 436-3425

AGENT'S PAYMENT OFFICE:

1850 Gateway Boulevard, Fourth Floor
Concord, California 94520
ABA No. 121-000-358
For Credit to Acct. No. 12339-14874
Ref:  California Microwave, Inc.

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
555 California Street, 41st Floor
San Francisco, California 94104
Attention:       Corporate Banking
                          High Technology
                          Michael C. McCutchin
                          Telephone:  (415) 622-4589
                          Facsimile:  (415) 622-2514

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Issuing Bank

Address for Notices:

International Trade
Banking Division #5655
333 S. Beaudry Avenue, 19th Floor
Los Angeles, California 90017

ABN AMRO BANK N.V.
101 California Street, Suite 4550
San Francisco, California 94111-5812
Attention:       Dianne Waggoner
                          Telephone: (415) 984-3706
                          Facsimile: (415) 362-3524

CANADIAN IMPERIAL BANK OF COMMERCE
Two Paces West
2727 Paces Ferry Road, Suite 1200
Atlanta, Georgia 30339
Attention:       Clare Coyne
                          Telephone: (770) 319-4836
                          Facsimile: (770) 319-4850

                                 SCHEDULE 11.20
                 to First Amended and Restated Credit Agreement

                            TRANSITIONAL COMMITMENTS



            Bank                        (1)                         (2)                        (3)
                             Original Percentage         Closing Percentage       Product of (1) minus (2)
 Bank of America National    41.666666666%               41.666666666%                          0%
 Trust and Savings
 Association
 ABN AMRO Bank N.V.          29.1666666667%              29.166666667%                          0%

 Canadian Imperial Bank      29.1666666667%              29.166666667%                          0%
 of Commerce

          TOTAL              100%                        100%                                   0%

                                   EXHIBIT A
               to the First Amended and Restated Credit Agreement

                              NOTICE OF BORROWING


                                                 Date:  _________________, 19___


To: Bank of America National Trust and Savings Association as Agent for the Banks parties to the First Amended and Restated Credit Agreement dated as of December ___, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among California Microwave, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

         The undersigned, California Microwave, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Revolving Loan Borrowing specified below:

         8.      The Business Day of the proposed Borrowing is _______________,
                 19___.

         9. The aggregate amount of the proposed Borrowing is _______________, 19___.

         10. The Borrowing is to be comprised of $_____________ of [Base Rate] [Offshore Rate] Loans.

         11. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be ______ months.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a)     the representations and warranties of the Company contained in
Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

         (b) no Default or Event of Default exists, or would result from such proposed Borrowing; and

         (c) The proposed Borrowing will not cause the aggregate Effective Amount of all outstanding Loans and all L/C Obligations to exceed either (i) the combined Commitments of the Banks, or (ii) the Aggregate Borrowing Base.


                                       CALIFORNIA MICROWAVE, INC.

                                       By:_____________________________________

                                       Title:__________________________________

                                   EXHIBIT B
               to the First Amended and Restated Credit Agreement

                       NOTICE OF CONVERSION/CONTINUATION

                                                 Date:  _________________, 19___

To: Bank of America National Trust and Savings Association, as Agent for the Banks parties to the First Amended and Restated Credit Agreement dated as of December ___, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among California Microwave, Inc., certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

         The undersigned, California Microwave, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

         1.      The Conversion/Continuation Date is _____________, 19___.

         2. The aggregate amount of the Loans to be [converted] [continued] is $__________.

         3. The Loans are to be [converted into] [continued as] [Offshore Rate] [Base Rate] Loans.

         4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [____ days] [___ months].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a)     the representations and warranties of the Company contained in
Article VI of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

         (b) no Default or Event of Default exists or would result from such proposed [conversion] [continuation]; and

         (c) as of the date of [conversion] [continuation] the aggregate Effective Amount of all outstanding Loans and all L/C Obligations will not exceed either (i) the combined Commitments or (ii) the Aggregate Borrowing Base.


                                       CALIFORNIA MICROWAVE, INC.

                                       By:_____________________________________

                                       Title:__________________________________

                                   EXHIBIT C
               to the First Amended and Restated Credit Agreement


                           CALIFORNIA MICROWAVE, INC.
                             COMPLIANCE CERTIFICATE


                                       Financial
                                       Statement Date:  _______________, 199___


         Reference is made to that certain First Amended and Restated Credit Agreement dated as of December __, 1996 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among California Microwave, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time parties to this Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the _______________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.01(a) of the Credit Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of the fiscal year ended _______________, 199__ and (b) the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the unqualified opinion of _________________ [a nationally-recognized certified independent public accounting firm] which report states that such consolidated financial statements have been prepared in accordance with GAAP, and fairly present, in all material respects, the financial position of the Company and its Subsidiaries for the periods indicated and on a basis consistent with prior periods.

                                       or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.01(b) of the Credit Agreement.]

         1. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of the fiscal quarter ended __________, 199__, and (b) the related unaudited consolidated statements of income, shareholders' equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter. Such financial statements were prepared in accordance with GAAP (subject only to ordinary, good faith year-end audit adjustments) and fairly present, in all material respects, the financial position and the results of operations of the Company and its Subsidiaries.

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.01(c) of the Credit Agreement.]

         2. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidating balance sheet of the Company and its consolidated Subsidiaries as of the end of the fiscal year ended ______________, 199__ and (b) the related consolidating statements of income, shareholders' equity, and cash flows for such fiscal year. Such financial statements were developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(a) of the Credit Agreement.

                                       or

[Use the following paragraph if this Certificate is delivered in connection with the financial statements required by subsection 7.01(d) of the Credit Agreement.]

         2. Attached as Schedule 1 hereto are (a) a true and correct copy of the unaudited consolidating balance sheets of the Company and its Subsidiaries as of the end of the fiscal quarter ended ______________, 199__ and (b) the related consolidating statements of income. Such financial statements were developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(b) of the Credit Agreement.

         3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

         4. To the best of the undersigned's knowledge, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

         5. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. All amounts and ratios in Schedule 2 refer to the financial statements attached as Schedule 1 hereto and are determined in accordance with the specifications set forth in the Credit Agreement.


         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _________________, 199___.


                                       CALIFORNIA MICROWAVE, INC.



                                       By:
                                           -------------------------------------

                                       Name:
                                             -----------------------------------

                                       Title:
                                              ----------------------------------

                                                     Date: ______________, 199__
                                                     For the fiscal quarter/year
                                                     ended ______________, 199__


                                   SCHEDULE 2
                         to the Compliance Certificate
                                  ($ in 000's)

                                                             Actual                         Required/Permitted
                                                             ------                         ------------------
 1.     Section 8.12 Quick Ratio.
        -------------------------
        A.     The ratio(1) of:

               (i)      cash
                                                         --------------

                                 plus
                                 ----

               (ii)     Cash Equivalents(2)
                                                         --------------

                                 plus
                                 ----
               (iii)    Eligible Receivables (net of
                        allowance for doubtful
                        accounts)
                                                         --------------

        =               (i) + (ii) + (iii)           =
                                                         --------------

        B.     Consolidated Current Liabilities

                                                         --------------

                           A
                          ---
        =                  B                         =                   Not less than 1.00 to 1.00
                                                         ==============

__________________________________

     (1)  Determined on a consolidated basis.

     (2)  Valued in accordance with GAAP.

                                                             Actual                         Required/Permitted
                                                             ------                         ------------------
 2.     Section 8.13 Leverage Ratio.
        ---------------------------
        The ratio1 of:

        A.     Adjusted Total Liabilities:

               (i)      Total GAAP liabilities
                        (including Indebtedness)2
                                                         --------------

                                 less
                                 ----
               (ii)     subordinated liabilities

                                                         --------------
                                 plus
                                 ----

               (iii)    Contingent Obligations
                        (excluding up to $20,000 of
                        obligations with respect to
                        outstanding Surety
                        Instruments)

                                                         --------------
                                 plus
                                 ----


               (iv)     the Letters of Credit

                                                         --------------

               (i)-(ii)+(iii)+(iv)                   =
                                                         --------------

        B.     Adjusted Tangible Net Worth
                                                         --------------
               (from #3 below)
                           A
                          ---
        =                  B                         =                   Not greater than 1.00 to 1.00
                                                         ==============

__________________________________

     1  Determined on a consolidated basis.

     2  Without duplication.

                                                             Actual                         Required/Permitted
                                                             ------                         ------------------
 3.     Section 8.14  Minimum Adjusted
        Tangible Net Worth.
        ------------------------------
        Adjusted Tangible Net Worth(1)

        A.     gross book value of assets                ______________

                                 less
                                 ----

        B.     goodwill, patents, trademarks, trade
               names, organization expense, and other
               like intangibles                          ______________

                                 less
                                 ----
        C.     applicable reserves                       ______________

                                 less
                                 ----

        D.     liabilities (including accrued and        ______________
               deferred income taxes)

                                 plus
                                 ----
        E.     subordinated liabilities                  ______________

        =               A - B - C - D + E           =                    Not to be less than the sum of:
                                                         ==============

                                                                         A.     90% of Adjusted Tangible
                                                                                Net Worth as of 9/30/95              $155,582

                                                                                        plus
                                                                                        ----

                                                                         B.     75% of quarterly net
                                                                                income for each fiscal
                                                                                quarter, commencing with
                                                                                the fiscal quarter begin-
                                                                                ning 10/1/95 and there-
                                                                                after (not reduced by
                                                                                any quarterly loss)               _______________

                                                                                        plus
                                                                                        ----

                                                                         C.     100% of the net proceeds
                                                                                of any equity securities
                                                                                and subordinated debt
                                                                                issued by the Company
                                                                                on or after 10/1/95               _______________

                                                                                        less
                                                                                        ----

__________________________________

    (1) Determined on a consolidated basis.

                                                             Actual                         Required/Permitted
                                                             ------                         ------------------
                                                                         D.     intangible assets (up
                                                                                to $20,000 in the
                                                                                aggregate) related to
                                                                                Acquisitions completed
                                                                                after 10/1/95 and on or
                                                                                before the Revolving
                                                                                Termination Date
                                                                                                                  ---------------
                                                                         =      A + B + C - D  =
                                                                                                                  ===============

                                                             Actual                         Required/Permitted
                                                             ------                         ------------------
 4.     Section 8.15 Funded Debt to EBITDA
        ----------------------------------
        The ratio1 of:

        A.     Total Indebtedness for borrowed money
               (including the Loans)
                                                         --------------

        B.     EBITDA (calculated on a four quarter
               trailing basis for such fiscal quarter
               and the three immediately preceding
               fiscal quarters)

               The sum of:

                 (i)     Net income (or net loss)2

                                 plus
                                 ----                    --------------

                (ii)     depreciation
                                                         --------------

                                 plus
                                 ----


               (iii)     amortization of intangibles

                                                         --------------
                                 plus
                                 ----


                (iv)     interest
                                                         --------------

                                 plus
                                 ----

                 (v)     accrued income taxes
                                                         --------------

               =   (i) + (ii) + (iii)
                   + (iv) + (v)                      =
                                                         ==============
                                A
                               ---
        =                       B                    =                   Not greater than [3.25] [2.50] to 1.00
                                                         ==============

__________________________________

     1  Determined on a consolidated basis

     2  Without giving effect to extraordinary losses or extraordinary gains

                                                             Actual                         Required/Permitted
                                                             ------                         ------------------
 5.     Section 8.16(a) Losses in
        Two Consecutive Quarters.
        -------------------------
        A.     (i)       Operating loss for fiscal
                         quarter just ended
                                                                         Not to exceed 0 if (ii) shows a loss.
                                                         ==============

               (ii)      Operating loss for the fiscal
                         quarter immediately preceding
                         the fiscal quarter just ended

                                                         ==============

        B.     (i)       Net loss for fiscal quarter
                         just ended                                      Not to exceed 0 if (ii) shows a loss.
                                                         ==============
               (ii)      Net loss for the fiscal
                         quarter immediately preceding
                         the fiscal quarter just ended

                                                         ==============


 6.     Section 8.16(b) Losses in One Quarter.
        -------------------------------------

        Operating loss for the quarter just ended                        Not to exceed $_____________ (5% of Adjusted Tangible
                                                                         Net Worth (from #3 above))
                                                         ==============

        Net loss for the quarter just ended                              Not to exceed $_____________ (5% of Adjusted Tangible
                                                                         Net Worth (from #3 above))
                                                         ==============

                                                             Actual                         Required/Permitted
                                                             ------                         ------------------
 7.     Section 8.03 and 8.04 Consolidations,
        Mergers and Acquisitions.
        ------------------------------------
        A.     Cash invested in all mergers permitted
               under Section 8.03

                                                         --------------

        B.     Cash invested in Acquisitions
               permitted under Section 8.04(c)

                                                         --------------


        =       A + B                                =                   Not to exceed the sum of:
                                                         ==============

                                                                         C. $ 25,000

                                                                                       plus or minus1
                                                                                       -------------

                                                                         the product of 20% of the arithmetic sum
                                                                         of D and E;

                                                         where           D. is (i)      Tangible Net Worth for
                                                                                        fiscal quarter just ended
                                                                                        (from #3 above)

                                                                                                                     ------------
                                                                                            less
                                                                                            ----


                                                                             (ii)  Tangible Net Worth as of
                                                                                   6/30/95                           $164,905
                                                                                        (i) - (ii)              =
                                                                                                                     ------------

                                                         and where       E.  is the amount of intangible assets
                                                                         (up to $20,000 in the aggregate) related
                                                                         to Acquisitions completed after 10/1/95
                                                                         and on or before the Revolving
                                                                         Termination Date.

__________________________________


     1    Add a positive number; subtract a negative number.

                                   EXHIBIT D
               to the First Amended and Restated Credit Agreement

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


         This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, 199__ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").


                                    RECITALS

         WHEREAS, the Assignor is party to that certain First Amended and Restated Credit Agreement dated as of December __, 1996 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among California Microwave, Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as letter of credit issuing bank ("Issuing Bank") and as agent for the Banks (the "Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

         WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Company in an aggregate amount not to exceed $__________ (the "Commitment");

         WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Company] [no Committed Loans are outstanding under the Credit Agreement];

         WHEREAS, [the Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

         WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations,] in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.      Assignment and Acceptance.

                 (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Committed Loans and the L/C Obligations] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

         [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans and L/C Obligations assigned.]

                 (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections 11.04 and 11.05 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                 (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                 (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

         2.      Payments.

                 (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

                 (b) The [Assignor] [Assignee] further agrees to pay to the Agent a processing fee in the amount specified in Section 11.08(a) of the Credit Agreement.

         3.      Reallocation of Payments.

         Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.      Independent Credit Decision.

         The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.01 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.      Effective Date; Notices.

                 (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 199__ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                          (i)   this Assignment and Acceptance shall be
executed and delivered by the Assignor and the Assignee;

                         (ii)   the consent of the Company, the Issuing Bank
and the Agent to the extent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.08(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                        (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

                         (iv)   the Assignee shall have complied with Section
10.10 of the Credit Agreement (if applicable);

                          (v)   the processing fee referred to in Section 2(b)
hereof and in Section 11.08(a) of the Credit Agreement shall have been paid to the Agent; and

                         (vi)   the Assignor shall have assigned and the
Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

                 (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company, the Issuing Bank and the Agent for acknowledgement by the Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         6.      Agent.

                 (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Banks pursuant to the terms of the Credit Agreement.

                 [(b)     The Assignee shall assume no duties or obligations
held by the Assignor in its capacity as Agent under the Credit Agreement.] [INCLUDE ONLY IF ASSIGNOR IS AGENT]

         7.      Withholding Tax.

         The Assignee (a) represents and warrants to the Bank, the Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Agent and the Company prior to the time that the Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.      Representations and Warranties.

                 (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim;
(ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and

(iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                 (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                 (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.      Further Assurances.

         The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.     Miscellaneous.

                 (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                 (b) All payments made hereunder shall be made without any set-off or counterclaim.

                 (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

                 (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                 (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in California over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such California State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                 (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

         [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.


                                                        [ASSIGNOR]


                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------

                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------

                                       Address:


                                                        [ASSIGNEE]


                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------

                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------

                                       Address:

                                   SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                           _______________, 19__


Bank of America National Trust
  and Savings Association, as Agent
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attn:  Agency Management Services #5596

[Bank of America National Trust
  and Savings Association, as Issuing Bank
International Trade
Banking Division #5655
333 S. Beaudry Ave., 19th Floor
Los Angeles, CA  90017]

[Name and Address of Company]

Ladies and Gentlemen:

         We refer to the First Amended and Restated Credit Agreement dated as of December __, 1996 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among California Microwave, Inc. (the "Company"), the Banks referred to therein and Bank of America National Trust and Savings Association, as letter of credit issuing bank ("Issuing Bank") and as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $ ___________[,] [and] the aggregate amount of its outstanding Loans is $_____________[, and its participation in L/C Obligations is $_____________].

         2. The Assignee agrees that, upon receiving the consent of the Agent, the Issuing Bank and, if applicable, California Microwave, Inc. to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

         3.      The following administrative details apply to the Assignee:

                 (A)      Notice Address:

                          Assignee name:  ____________________________________
                          Address:        ____________________________________
                                          ____________________________________
                                          ____________________________________
                          Attention:      ____________________________________
                          Telephone:      (___) ______________________________
                          Telecopier:     (___) ______________________________
                          Telex (Answerback):   ______________________________

                 (B)      Payment Instructions:

                          Account No.:  ______________________________________
                                 At:    ______________________________________
                                        ______________________________________
                                        ______________________________________
                          Reference:       ___________________________________
                          Attention:       ___________________________________

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.


                                       Very truly yours,

                                       [NAME OF ASSIGNOR]


                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------

                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------


                                       [NAME OF ASSIGNEE]


                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------

                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


[COMPANY]


By:  ______________________________________________

Title:  ___________________________________________


By:  ______________________________________________

Title:  ___________________________________________


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Agent


By:  ______________________________________________
Its:  _____________________________________________


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Issuing Bank


By:  ______________________________________________
Its:  _____________________________________________

                                   EXHIBIT E
               to the First Amended and Restated Credit Agreement

                                  FORM OF NOTE



$__________________                                       _____________, 199___




         FOR VALUE RECEIVED, the undersigned, California Microwave, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of _______________________________ (the "Bank"), at the Agent's Payment Office,
the principal sum of ____________________________________ Dollars
($_______________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the First Amended and Restated Credit Agreement, dated as of December ___, 1996 (such agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, Bank of America National Trust and Savings Association, as Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

         The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         This Note is secured by certain Collateral more specifically described in the Credit Agreement and the Collateral Documents.

         Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                                       CALIFORNIA MICROWAVE, INC.


                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------

                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------

                                                      Schedule A to Note



                                BASE RATE LOANS
                        AND REPAYMENT OF BASE RATE LOANS



                                                  (3)                    (4)
                           (2)               Maturity Date         Amount of Base              (5)
    (1)              Amount of Base          of Base Rate             Rate Loan           Notation Made
   Date                 Rate Loan                Loan                  Repaid                   By
-----------          --------------          -------------         --------------         -------------

-----------          --------------          -------------         --------------         -------------

-----------          --------------          -------------         --------------         -------------

-----------          --------------          -------------         --------------         -------------

-----------          --------------          -------------         --------------         -------------

-----------          --------------          -------------         --------------         -------------

-----------          --------------          -------------         --------------         -------------

-----------          --------------          -------------         --------------         -------------

-----------          --------------          -------------         --------------         -------------

-----------          --------------          -------------         --------------         -------------

-----------          --------------          -------------         --------------         -------------

                                                          Schedule B to Note

                              OFFSHORE RATE LOANS
                      AND REPAYMENT OF OFFSHORE RATE LOANS

                        (2)                    (3)                    (4)
                     Amount of            Maturity Date            Amount of                (5)
    (1)            Offshore Rate           of Offshore           Offshore Rate         Notation Made
   Date                Loan                 Rate Loan             Loan Repaid                By
---------          -------------          -------------          --------------        -------------

---------          -------------          -------------          --------------        -------------

---------          -------------          -------------          --------------        -------------

---------          -------------          -------------          --------------        -------------

---------          -------------          -------------          --------------        -------------

---------          -------------          -------------          --------------        -------------

---------          -------------          -------------          --------------        -------------

---------          -------------          -------------          --------------        -------------

---------          -------------          -------------          --------------        -------------

---------          -------------          -------------          --------------        -------------

                                   EXHIBIT F
               to the First Amended and Restated Credit Agreement

                              FACTORING AGREEMENT


               See attached.

                                   EXHIBIT G
               to the First Amended and Restated Credit Agreement

                              NOTICE OF PREPAYMENT


                                                 Date: _________________, 199___


       Bank of America National Trust and Savings Association ("BofA"), as
               Agent (the "Agent") for the financial institutions party to the First Amended and Restated Credit Agreement, dated as of December ___, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement") among California Microwave, Inc., BofA, as letter of credit issuing bank, and the other financial institutions party thereto and the Agent

Ladies and Gentlemen:

       The undersigned, California Microwave, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement (capitalized terms not otherwise defined herein being used herein as defined in the Credit Agreement), and hereby gives you notice irrevocably, pursuant to Section 2.06 of the Credit Agreement, of the prepayment of one or more Loans made under the Credit
Agreement:

       1. The aggregate amount of the proposed prepayment is $_____________.

       2. The Business Day of the proposed prepayment is ______________, 199___.

       3. The prepayment is with respect to $_____________ of [Offshore Rate] [Base Rate] Loans which are [Revolving Loans].

       [The undersigned hereby irrevocably authorizes the Agent to debit the amount of the prepayment from the following deposit account maintained by the Company with BofA: Account #_______________ at ____________________ Branch.]

       The undersigned hereby certifies that the following statements are true and correct on the date hereof, and will be true and correct on the date of the proposed prepayment, before and after giving effect thereto:

       (a) the representations and warranties of the Company and the Borrower contained in Article VI of the Credit Agreement are true and correct as though made on and as of the date hereof; and

       (b) no Default or Event of Default exists or shall result from the proposed prepayment.


                                       CALIFORNIA MICROWAVE, INC.


                                       By:
                                          -------------------------------------
                                       Title:
                                              ---------------------------------

                                   EXHIBIT H
                            to the Credit Agreement

                       FORM OF BORROWING BASE CERTIFICATE


Bank of America National Trust and
  Savings Association, as Agent

               Re:      California Microwave, Inc.

Gentlemen:

               This Borrowing Base Certificate is made and delivered pursuant to the First Amended and Restated Credit Agreement dated as of December ___, 1996 (as amended, modified, renewed or extended from time to time, the "Credit Agreement") among California Microwave, Inc. (the "Borrower"), certain financial institutions named therein as Banks and Bank of America National Trust and Savings Association as Agent, and reference is made thereto for full particulars of the matters described herein. All capitalized terms used in this Borrowing Base Certificate and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

               I am the treasurer of the Borrower and hereby certify that the information set forth on Schedule 1 hereto is true, accurate and complete as of _____________, 19__.

               IN WITNESS WHEREOF, the undersigned officer has signed this Borrowing Base Certificate this ____ day of ______________, 19__.





                                       ________________________________________
                                                        Treasurer

                                   SCHEDULE 1
                       to the Borrowing Base Certificate

Date of Calculation                                         ____________, 199_


       A.      Eligible Hardware Accounts Receivables

               1.       Aggregate amount of the Borrower's Hardware Accounts Receivables for Accounts
                        Receivable Debtors made under Borrower's ordinary and usual terms of trade
                        without retentions                                                                          $
                                                                                                                     ==========

               2.       Less ineligible Hardware Accounts Receivables:
                        ----

                        (a)    Hardware Accounts Receivable which are unbilled or for which the Borrower's right to receive payment has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise do not arise from
                               a bona fide completed transaction;                                                   $
                                                                                                                     ----------

                        (b)    Hardware Accounts Receivable against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the ordinary course of business) or offsets of any nature whether well-founded or otherwise, but only to the extent of such defense, counterclaim, discount or
                               offset;                                                                              $
                                                                                                                     ----------

                        (c)    Hardware Accounts Receivable that do not comply with all applicable legal requirements, including all laws, rules, regulations and orders of any
                               Governmental Authority;                                                              $
                                                                                                                     ----------

                        (d)    Hardware Accounts Receivable which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment by the Account Receivable Debtor may
                               be conditional or contingent;                                                        $
                                                                                                                     ----------

                        (e)    Hardware Accounts Receivable which are not owned by the Borrower free and clear of all Liens and rights of others (other than the Liens in favor of the Agent or
                               the Banks);                                                                          $
                                                                                                                     ----------

                        (f)    Hardware Accounts Receivable in which the Agent shall not have a valid,
                               enforceable and perfected first priority Lien;                                       $
                                                                                                                     ----------

                        (g)    Hardware Accounts Receivable owing by any officer, director, employee, agent,
                               partner, Subsidiary or Affiliate of the Borrower;                                    $
                                                                                                                     ----------

                        (h)    Hardware Accounts Receivable not paid in full within 90 days from the original
                               date of invoice other than Permitted Accounts Receivable;                            $
                                                                                                                     ----------

                        (i)    Hardware Accounts Receivable owing by any Account Receivable Debtor who is the
                               subject of an Insolvency Proceeding;                                                 $
                                                                                                                     ----------

                        (j)    Hardware Accounts Receivable which are evidenced by a promissory note or other
                               instrument;                                                                          $
                                                                                                                     ----------

                        (k)    Hardware Accounts Receivable with respect to which the terms or conditions
                               prohibit or restrict assignment or collection rights;                                $
                                                                                                                     ----------

                        (l)    Hardware Accounts Receivable owing by any Account Receivable Debtor who resides or who is located in New Jersey, Minnesota or Indiana (or any other state with any law materially impairing the collectibility or enforceability of accounts receivable), unless the Borrower has filed a Notice of Business Activities
                               Report, or taken other appropriate action, with the appropriate office or agency of the states of New Jersey, Minnesota, Indiana or such other state, as applicable, for the then current year (except if the Borrower is exempt from such
                               requirement);                                                                        $
                                                                                                                     ----------

                        (m)    Hardware Accounts Receivable to the extent that reserves have been created in the
                               Borrower's accounts in respect of such receivables or otherwise provisions have
                               been made against such Accounts Receivables; or                                      $
                                                                                                                     ----------

                        (n)    Hardware Accounts Receivable with respect to which the Agent and the Majority
                               Banks, in their reasonable discretion, deem the creditworthiness or financial condition of the Account Receivable Debtor to be unsatisfactory or the prospect of payment or performance to be impaired, and other Hardware Accounts Receivable
                               which, in the Banks' reasonable discretion, are otherwise ineligible.                $
                                                                                                                     ----------

               3.       Total ineligible Receivables (sum of (a) through (n) of 2)                                  $
                                                                                                                     ==========

               4.       Total Eligible Receivables (1 minus 3)                                                      $
                                                                                                                     ==========

               5.       Eligible Receivables Borrowing Base (65% of 4)                                              $
                                                                                                                     ==========
       B.      Eligible Hardware + Installment/Integration Accounts Receivables
               ----------------------------------------------------------------

               1.       Aggregate amount of the Borrower's Hardware + Installment/Integration Accounts
                        Receivables for Accounts Receivable Debtors made under Borrower's ordinary and
                        usual terms of trade without retentions                                                     $
                                                                                                                     ==========

               2.       Less ineligible Hardware + Installment/Integration Accounts Receivables:
                        ----

                        (a)    Hardware + Installment/Integration Accounts Receivable which are unbilled or for which the Borrower's right to receive payment has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or
                               which otherwise do not arise from a bona fide completed transaction;                 $
                                                                                                                     ----------

                        (b)    Hardware + Installment/Integration Accounts Receivable against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the ordinary course of business) or offsets of any nature whether well-founded or otherwise, but only to the extent of such defense,
                               counterclaim, discount or offset;                                                    $
                                                                                                                     ----------

                        (c)    Hardware + Installment/Integration Accounts Receivable that do not comply with all applicable legal requirements, including all laws, rules, regulations and
                               orders of any Governmental Authority;                                                $
                                                                                                                     ----------

                        (d)    Hardware + Installment/Integration Accounts Receivable which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment
                               by the Account Receivable Debtor may be conditional or contingent;                   $
                                                                                                                     ----------

                        (e)    Hardware + Installment/Integration Accounts Receivable which are not owned by the
                               Borrower free and clear of all Liens and rights of others (other than the Liens
                               in favor of the Agent or the Banks);                                                 $
                                                                                                                     ----------

                        (f)    Hardware + Installment/Integration Accounts Receivable in which the Agent shall
                               not have a valid, enforceable and perfected first priority Lien;                     $
                                                                                                                     ----------

                        (g)    Hardware + Installment/Integration Accounts Receivable owing by any officer,
                               director, employee, agent, partner, Subsidiary or Affiliate of the Borrower;         $
                                                                                                                     ----------

                        (h)    Hardware + Installment/Integration Accounts Receivable not paid in full within 90
                               days from the original date of invoice other than Permitted Accounts Receivable;     $
                                                                                                                     ----------

                        (i)    Hardware + Installment/Integration Accounts Receivable owing by any Account
                               Receivable Debtor who is the subject of an Insolvency Proceeding;                    $
                                                                                                                     ----------

                        (j)    Hardware + Installment/Integration Accounts Receivable which are evidenced by a
                               promissory note or other instrument;                                                 $
                                                                                                                     ----------

                        (k)    Hardware + Installment/Integration Accounts Receivable with respect to which the
                               terms or conditions prohibit or restrict assignment or collection rights;            $
                                                                                                                     ----------

                        (l)    Hardware + Installment/Integration Accounts Receivable owing by any Account
                               Receivable Debtor who resides or who is located in New Jersey, Minnesota or
                               Indiana (or any other state with any law materially impairing the collectibility or enforceability of accounts receivable), unless the Borrower has filed a Notice of Business Activities Report, or taken other appropriate action, with the appropriate office or agency of the states of New Jersey, Minnesota, Indiana or such other state, as applicable, for the then current year (except if the
                               Borrower is exempt from such requirement);                                           $
                                                                                                                     ----------

                        (m)    Hardware + Installment/Integration Accounts Receivable to the extent that reserves have been created in the Borrower's accounts in respect of such receivables or otherwise provisions have been made against such Accounts
                               Receivables; or                                                                      $
                                                                                                                     ----------

                        (n)    Hardware + Installment/Integration Accounts Receivable with respect to which the
                               Agent and the Majority Banks, in their reasonable discretion, deem the creditworthiness or financial condition of the Account Receivable Debtor to be unsatisfactory or the prospect of payment or performance to be impaired, and other Hardware and
                               Installment/Integration Accounts Receivable which, in the Banks' reasonable discretion, are
                               otherwise ineligible.                                                                $
                                                                                                                     ----------

               3.       Total ineligible Receivables (sum of (a) through (n) of 2)                                  $
                                                                                                                     ==========

               4.       Total Eligible Receivables (1 minus 3)                                                      $
                                                                                                                     ==========

               5.       Eligible Receivables Borrowing Base (55% of 4)                                              $
                                                                                                                     ==========


       C.      Eligible Government Accounts Receivables
               ----------------------------------------

               1.       Aggregate amount of the Borrower's Government Accounts Receivables for Accounts
                        Receivable Debtors made under Borrower's ordinary and usual terms of trade
                        without retentions                                                                          $
                                                                                                                     ==========

               2.       Less ineligible Government Accounts Receivables:

                        (a)    Government Accounts Receivable which are unbilled or for which the Borrower's right to receive payment has not been fully earned by performance or is contingent upon the fulfillment of any condition whatsoever or which otherwise do
                               not arise from a bona fide completed transaction;                                    $
                                                                                                                     ----------

                        (b)    Government Accounts Receivable against which there are asserted any defenses, counterclaims, discounts (other than normal trade discounts granted in the ordinary course of business) or offsets of any nature whether well-founded or otherwise, but only to the extent of such defense, counterclaim, discount or
                               offset;                                                                              $
                                                                                                                     ----------

                        (c)    Government Accounts Receivable that do not comply with all applicable legal requirements, including all laws, rules, regulations and orders of any
                               Governmental Authority;                                                              $
                                                                                                                     ----------

                        (d)    Government Accounts Receivable which represent a prepayment or progress payment or arising out of the placement of goods on consignment, guaranteed sale or other arrangement by reason of which the payment by the Account Receivable Debtor may
                               be conditional or contingent;                                                        $
                                                                                                                     ----------

                        (e)    Government Accounts Receivable which are not owned by the Borrower free and clear of all Liens and rights of others (other than the Liens in favor of the Agent or
                               the Banks);                                                                          $
                                                                                                                     ----------

                        (f)    Government Accounts Receivable in which the Agent shall not have a valid,
                               enforceable and perfected first priority Lien;                                       $
                                                                                                                     ----------

                        (g)    Government Accounts Receivable owing by any officer, director, employee, agent,
                               partner, Subsidiary or Affiliate of the Borrower;                                    $
                                                                                                                     ----------

                        (h)    Government Accounts Receivable not paid in full within 90 days from the original
                               date of invoice other than Permitted Accounts Receivable;                            $
                                                                                                                     ----------

                        (i)    Government Accounts Receivable owing by any Account Receivable Debtor who is the
                               subject of an Insolvency Proceeding;                                                 $
                                                                                                                     ----------

                        (j)    Government Accounts Receivable which are evidenced by a promissory note or other
                               instrument;                                                                          $
                                                                                                                     ----------

                        (k)    Government Accounts Receivable with respect to which the terms or conditions
                               prohibit or restrict assignment or collection rights;                                $
                                                                                                                     ----------

                        (l)    Government Accounts Receivable owing by any Account Receivable Debtor who resides or who is located in New Jersey, Minnesota or Indiana (or any other state with any law materially impairing the collectibility or enforceability of accounts receivable), unless the Borrower has filed a Notice of Business Activities
                               Report, or taken other appropriate action, with the appropriate office or agency of the states of New Jersey, Minnesota, Indiana or such other state, as applicable, for the then current year (except if the Borrower is exempt from such
                               requirement);                                                                        $
                                                                                                                     ----------

                        (m)    Government Accounts Receivable to the extent that reserves have been created in the Borrower's accounts in respect of such receivables or otherwise provisions
                               have been made against such Accounts Receivables; or                                 $
                                                                                                                     ----------

                        (n)    Government Accounts Receivable with respect to which the Agent and the Majority
                               Banks, in their reasonable

                               discretion, deem the creditworthiness or financial condition of the Account Receivable Debtor to be unsatisfactory or the prospect of payment or performance to be impaired, and other Government
                               Accounts Receivable which, in the Banks' reasonable discretion, are otherwise ineligible
                                                                                                                    $
                                                                                                                     ----------

               3.       Total ineligible Receivables (sum of (a) through (n) of 2)                                  $
                                                                                                                     ==========

               4.       Total Eligible Receivables (1 minus 3)                                                      $
                                                                                                                     ==========

               5.       Eligible Receivables Borrowing Base (55% of 4)                                              $
                                                                                                                     ==========


       D.      Aggregate Borrowing Base and Availability
               -----------------------------------------

               1.       Sum of A.5, B.5 and C.5                                                                     $
                                                                                                                     ==========

               2.       Amount equal to 15% of the total available
                        program amount of the ABN AMRO
                        Accounts Receivable Facility                                                                $
                                                                                                                     ==========

               3.       Aggregate Borrowing Base (1 minus 2)                                                        $
                                                                                                                     ==========

               4.       Effective Amount of outstanding Revolving Loans                                             $
                                                                                                                     ==========

               5.       Effective Amount of outstanding L/C Obligations                                             $
                                                                                                                     ==========

               6.       Sum of 4 and 5                                                                              $
                                                                                                                     ==========

               7.       Combined Commitments                                                                        $
                                                                                                                     ==========

               8.       Aggregate principal Amount of Revolving Loans or Letters of Credit available
                        for borrowing or issue respectively (lesser of (i) 3 minus 6 or (ii) 7 minus 6)             $
                                                                                                                     ==========

               9.       Aggregate principal Amount of Revolving Loans or L/C Obligations to be prepaid or cash collateralized (as appropriate) (if 3 is less than 6, or 7 is less than 6)
                                                                                                                    $
                                                                                                                     ==========

                                   EXHIBIT I
                            to the Credit Agreement

                                FORM OF GUARANTY

               THIS GUARANTY (this "Guaranty"), dated as of December 31, 1996, is made by [EF Data Corporation] [California Microwave Navigation Systems, Inc.], [a California] [a Delaware] corporation (the "Guarantor"), in favor of the Banks referred to in the Credit Agreement described below and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent").

WHEREAS:

       E. The parent company of the Guarantor, California Microwave, Inc., a Delaware corporation (the "Borrower"), the Banks (as lenders and, as appropriate, issuer of certain letters of credit for the account of the Borrower) and the Agent are parties to that certain First Amended and Restated Credit Agreement dated as even date herewith (as amended, modified, renewed or extended from time to time, the "Credit Agreement").

       F. It is a condition precedent to the borrowings and issuances of letters of credit under the Credit Agreement that the Guarantor guarantee the indebtedness and other obligations of the Borrower to the Agent and the Banks under or in connection with the Credit Agreement as set forth herein.

       G. The Guarantor, as the [wholly] [87%] owned subsidiary of the Borrower, will derive substantial direct and indirect benefits from the making of the loans to the Borrower and the issuances of letters of credit pursuant to the Credit Agreement (which benefits are hereby acknowledged by the Guarantor).

       H. Accordingly, to induce the Agent and the Banks to make such loans and to issue the letters of credit, and in consideration thereof, the Guarantor hereby agrees as follows:

               SECTION 1  Definitions; Interpretation.

               (a) Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

               (b) UCC shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

               (c) Accounting Terms. Unless the context otherwise requires, all accounting terms not expressly defined herein shall be construed and all financial computations required under this Guaranty made, in accordance with GAAP, consistently applied.

               (d) Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

               SECTION 2  Guaranty.

               (a) Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees to the Agent and the Banks, and their respective successors, endorsees, transferees and assigns, the full and prompt payment and performance when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Obligations; including, without limitation, all unpaid principal of the Loans, all unpaid L/C Obligations, all interest and fees accrued thereon, and all other amounts payable by the Borrower to the Agent and the Banks thereunder or in connection therewith. "Obligations" is used herein in its most comprehensive sense and includes any and all Obligations now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under the Bankruptcy Code or other applicable law. The foregoing indebtedness, liabilities and other obligations of the Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 16), shall hereinafter be collectively referred to as the "Guaranteed Obligations."

               (b) Limitation of Guaranty. To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including the California Uniform Fraudulent Transfer Act and Section Section 544 and 548 of the Bankruptcy Code) any limitations on the amount of the Guarantor's liability with respect to the Guaranteed Obligations which the Agent or the Banks can enforce under this Guaranty, the Agent and the Banks by their acceptance hereof accept such limitation on the amount of the Guarantor's liability hereunder to the extent needed to make this Guaranty and the Guarantor Documents fully enforceable and nonavoidable.

               SECTION 3 Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

               (i) the Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon the Agent's or any Bank's exercise or enforcement of any remedy it may have against the Borrower or any other Person, or against any Collateral or other security for any Guaranteed Obligations;

               (ii) this Guaranty is a guaranty of payment when due and not merely of collectibility;

               (iii) the Agent and the Banks may enforce this Guaranty upon the occurrence of a Default notwithstanding the existence of any dispute among the Agent, the Banks and the Borrower with respect to the existence of such Default;

               (iv) the Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

               (v) the Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:

                        (A) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution of the Borrower, the Guarantor, any other Subsidiary of the Borrower or other guarantor or any other Person;

                        (B) any limitation, discharge, or cessation of the liability of the Borrower, the Guarantor, any other Subsidiary of the Borrower or other guarantor or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

                        (C) any merger, acquisition, consolidation or change in structure of the Borrower, the Guarantor, any other Subsidiary of the Borrower or other guarantor or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, the Guarantor, any other guarantor or other Person;

                        (D) any assignment or other transfer, in whole or in part, of the Agent's or any Bank's interests in and rights under this Guaranty or the other Loan Documents, including the Agent's or any Bank's right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of the Agent's or any Bank's interests in and to any of the Collateral or other collateral securing the Guaranteed Obligations;

                        (E) any claim, defense, counterclaim or setoff, other than that of prior performance, that the Borrower, the Guarantor, any other guarantor or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

                        (F)    the Agent's or any Bank's amendment,
modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, any Collateral or other collateral securing the Guaranteed Obligations, or the Agent's or any Bank's exchange, release, or waiver of any Collateral or of any other collateral securing the Guaranteed Obligations;

                        (G)    the Agent's or any Bank's exercise or
nonexercise of any power, right or remedy with respect to any of the Collateral, or any other collateral securing any of the Guaranteed Obligations, including the Agent's or any Bank's compromise, release, settlement or waiver with or of the Borrower, the Guarantor, any other guarantor or any other Person;

                        (H) the Agent's or any Bank's vote, claim, distribution, election, acceptance, action or inaction in any bankruptcy case related to the Guaranteed Obligations;

                        (I) any impairment or invalidity of any of the Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Agent and the Banks thereon or therein; and

                        (J) any other guaranty, whether by the Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Agent or the Banks.

               SECTION 4 Consents of Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:

               (i) the principal amount of the Guaranteed Obligations may be increased or decreased and additional indebtedness or obligations of the Borrower under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

               (ii) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;

               (iii) the time for the Borrower's (or any other Person's) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Agent and the Banks may deem proper;

               (iv) the Agent or the Banks may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the

Collateral or any other collateral, nor shall the Agent or the Banks be liable to the Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on the Collateral or other collateral therefor;

               (v) in addition to the Collateral, the Agent and the Banks may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

               (vi) the Agent and the Banks may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower to the Agent or the Banks and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

               (vii) the Agent and the Banks may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to the Agent and the Banks, with respect to the Guaranteed Obligations, any of the Collateral or other security for any or all of the Guaranteed Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Borrower;

all as the Agent and the Banks may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

               SECTION 5  Guarantor's Waivers.

               (a) Certain Waivers. The Guarantor waives and agrees not to assert:

               (i) any right to require the Agent or any Bank to marshal assets in favor of the Borrower, the Guarantor, any other guarantor or any other Person, to proceed against the Borrower, any other guarantor or any other Person, to proceed against or exhaust any of the Collateral or any other security held for the Guaranteed Obligations, to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of Section 9504 of the UCC (or any equivalent provision of any other applicable law) or to pursue any other right, remedy, power or privilege of the Agent or any Bank whatsoever;

               (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

               (iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, the Guarantor or any other Person;

               (iv) any defense based upon the Agent's or any Bank's errors or omissions in the administration of the Guaranteed Obligations;

               (v)  any rights to set-offs and counterclaims;

               (vi) any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against the Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and

               (vii) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any and all benefits that otherwise might be available to the Guarantor under California Civil Code Section Section 1432, 2809, 2810, 2815, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil
Procedure Section Section 580a, 580b, 580d and 726 (or equivalent provisions under the laws of any other relevant jurisdiction).

               (b) Additional Waivers. The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Agent, and the Banks upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, the Guarantor or any other Person with respect to the Guaranteed Obligations.

               (c) Independent Obligations. The obligations of the Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other guarantor and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against the Guarantor, whether or not the Borrower or any such other guarantor is joined therein or a separate action or actions are brought against the Borrower or any such other guarantor.

               (d) Financial Condition of Borrower. The Guarantor shall not have any right to require the Agent or the Banks to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower or the ability of the Borrower to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) the Collateral or other security for any or all of the Guaranteed Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of the Agent or the Banks or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

               SECTION 6  Subrogation.

               The Guarantor shall not have, and shall not directly or indirectly exercise, (i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Banks or the Agent as against the Borrower or other guarantors, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

               SECTION 7  Subordination.

               (a) Subordination to Payment of Guaranteed Obligations. All payments on account of all indebtedness, liabilities and other obligations of the Borrower to the Guarantor, whether created under, arising out of or in connection with any documents or instruments evidencing any credit extensions to Borrower or otherwise, including all principal on any such credit extensions, all interest accrued thereon, all fees and all other amounts payable by the Borrower to the Guarantor under or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined (the "Subordinated Debt") shall be subject, subordinate and junior in right of payment and exercise of remedies, to the extent and in the manner set forth herein, to the prior payment in full in cash or cash equivalents of the Guaranteed Obligations.

               (b) No Payments. As long as any of the Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not accept or receive any payment or distribution by or on behalf of the Borrower, directly or indirectly, of assets of the Borrower of any kind or character, whether in cash, property or securities, including on account of the purchase, redemption or other acquisition of Subordinated Debt, as a result of any collection, sale or other disposition of collateral, or by setoff, exchange or in any other manner, for or on account of the Subordinated Debt ("Subordinated Debt Payments"), except that prior to the occurrence of any Event of Default, the Guarantor shall be entitled to accept and receive regularly scheduled payments on the Subordinated Debt, in accordance with the terms of the documents and instruments governing the Subordinated Debt. In the event that, notwithstanding the provisions of this Section 7, any Subordinated Debt Payments shall be received in contravention of this Section 7 by the Guarantor before all Guaranteed Obligations are paid in full in cash or cash equivalents, such Subordinated Debt Payments shall be held in trust for the benefit of the Agent and the Banks and shall be paid over or delivered to the Agent for application to the payment in full in cash or cash equivalents of all Guaranteed Obligations remaining unpaid to the extent necessary to give effect to this Section 7, after giving effect to any concurrent payments or distributions to the Agent, and the Banks in respect of the Guaranteed Obligations.

               (c) Subordination of Remedies. As long as any Guaranteed Obligations shall remain outstanding and unpaid, the Guarantor shall not, without the prior written consent of the Agent:

               (i) accelerate, make demand or otherwise make due and payable prior to the original stated maturity thereof any Subordinated Debt or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of the Subordinated Debt;

               (ii) exercise any rights under or with respect to (A) any guaranties of the Subordinated Debt, or (B) any collateral held by it, including causing or compelling the pledge or delivery of any collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any collateral held by it, notifying any account debtors of the Borrower or asserting any claim or interest in any insurance with respect to any collateral, or attempt to do any of the foregoing;

               (iii) exercise any rights to set-offs and counterclaims in respect of any indebtedness, liabilities or obligations of the Guarantor to the Borrower against any of the Subordinated Debt; or

               (iv) commence, or cause to be commenced, or join with any creditor other than the Agent and the Banks in commencing, any bankruptcy, insolvency or receivership proceeding against the Borrower.

               (d) Subordination Upon Any Distribution of Assets of the Borrower. In the event of any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, upon the dissolution, winding up or total or partial liquidation or reorganization, readjustment, arrangement or similar proceeding relating to the Borrower or its property, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, arrangement or similar proceedings or upon an assignment for the benefit of creditors, or upon any other marshalling or composition of the assets and liabilities of the Borrower, or otherwise (i) all amounts owing on account of the Guaranteed Obligations, including all interest accrued thereon at the contract rate both before and after the initiation of any such proceeding, whether or not an allowed claim in any such proceeding, shall first be paid in full in cash, or payment provided for in cash or in cash equivalents, before any Subordinated Debt Payment is made; and (ii) to the extent permitted by applicable law, any Subordinated Debt Payment to which the Guarantor would be entitled except for the provisions hereof, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the Agent (on behalf of the Banks) for application to the payment of the Guaranteed Obligations in accordance with clause (i), after giving effect to any concurrent payment or distribution or provision therefor to the Agent or the Banks in respect of such Guaranteed Obligations.

               (e) Authorization to Agent. If, while any Subordinated Debt is outstanding, any bankruptcy, insolvency, reorganization, receivership, arrangement, marshalling of assets and liabilities or similar proceeding is commenced by or against the Borrower or its property:

               (i) the Agent, when so instructed by the Majority Banks, is hereby irrevocably authorized and empowered (in the name of the Banks or in the name of the Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution in respect of the Subordinated Debt and give acquittance therefor and to file claims and proofs of claim and take such other action (including voting the Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Agent and the Banks; and

               (ii) the Guarantor shall promptly take such action as the Agent (on instruction from the Majority Banks) may reasonably request (A) to collect the Subordinated Debt for the account of the Banks and to file appropriate claims or proofs of claim in respect of the Subordinated Debt, (B) to execute and deliver to the Agent, such powers of attorney, assignments and other instruments as it may request to enable it to enforce any and all claims with respect to the Subordinated Debt, and (C) to collect and receive any and all Subordinated Debt Payments.

               SECTION 8  Continuing Guaranty; Reinstatement.

               (a) Continuing Guaranty. This Guaranty is a continuing guaranty and agreement of subordination and shall continue in effect and be binding upon the Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations.

               (b) Reinstatement. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of the Borrower (or receipt of any proceeds of Collateral) shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by the Agent or any Bank, whether as a result of proceedings in bankruptcy or reorganization or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment. All losses, damages, costs and expenses that the Agent or the Banks may suffer or incur as a result of any voided or otherwise set aside payments shall be specifically covered by the indemnity in favor of the Banks and the Agent contained in Section 16.

               SECTION 9 Payments. The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Agent or any Bank or any other Person may have against the Guarantor by virtue hereof, upon the failure of the Borrower to pay or perform any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
Code), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such bankruptcy proceeding). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, or deduction for any Taxes, on the day when due in Dollars and in same day or immediately available funds, to the Agent at the Agent's Payment Office. All such payments shall be promptly applied from time to time by the Agent (i) first, to the payment of any fees, costs, expenses and other amounts due from the Guarantor to the Agent hereunder and under the other Loan Documents to which the Guarantor is party, and (ii) second, to the payment of the other Guaranteed Obligations in such order of application as the Agent and the Majority Banks in their sole discretion may choose.

               SECTION 10 Representations and Warranties. The Guarantor represents and warrants to the Agent and each Bank that:

               (a) Organization and Powers. The Guarantor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation, is qualified and licensed to do business and is in good standing in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or approval and has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets and carry on its business and to execute, deliver and perform its obligations under this Guaranty and the other Loan Document to which it is party.

               (b) Authorization; No Conflict. The execution, delivery and performance by the Guarantor of this Guaranty and the other Loan Document to which it is party have been duly authorized by all necessary corporate action of the Guarantor, and do not and will not: (i) contravene the terms of the certificate or articles, as the case may be, of incorporation and the bylaws of the Guarantor or result in a breach of or constitute a default, or result in the creation of a Lien under any document evidencing any Contractual Obligation to which the Guarantor is a party or by which it or its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like binding on or affecting the Guarantor.

               (c) Binding Obligation. This Guaranty and the other Loan Documents to which it is party constitute, or when delivered under the Credit Agreement will constitute, the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

               (d) Governmental Consents. No authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority, or approval or consent of any other Person, is required for the due execution, delivery or performance by the Guarantor of this Guaranty and the other Loan Document to which it is party.

               (e) No Prior Assignment. The Guarantor has not previously assigned any interest in the Subordinated Debt referred to in Section 7 or any collateral relating thereto, no Person other than the Guarantor owns an interest in the Subordinated Debt or any such collateral (whether as joint holders of the Subordinated Debt, participants or otherwise), and the entire Subordinated Debt is owing only to the Guarantor.

               (f) Solvency. Immediately prior to and after and giving effect to the incurrence of the Guarantor's obligations under this Guaranty the Guarantor will be Solvent.

               (g) Consideration. The Guarantor has received at least "reasonably equivalent value" (as such phrase is used in Section 548 of the Bankruptcy Code, in Section 3439.04 of the California Uniform Fraudulent Transfer Act and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Collateral Documents to which it is a party.

               (h) Independent Investigation. The Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and all other matters pertaining to this Guaranty and further acknowledges that it is not relying in any manner upon any representation or statement of the Agent or any Bank with respect thereto. The Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and any other matters pertinent hereto that the Guarantor may desire. The Guarantor is not relying upon or expecting the Agent or any Bank to furnish to the Guarantor any information now or hereafter in the Agent's or any such Bank's possession concerning the financial condition of the Borrower or any other matter.

               (i) Litigation. There are no actions, suits proceedings, claims or disputes or other contingent liabilities pending, or to the best of the knowledge of the Guarantor, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority, against the Guarantor or its properties which if determined adversely would reasonably be expected to have a material adverse effect on the operations, business, properties or condition (financial or otherwise) or prospects of the Guarantor.

               SECTION 11 Reporting Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or any Bank shall have any Commitment, the Guarantor agrees that it will furnish to the Agent in sufficient copies for distribution to the Banks:

               (a) Additional Information. The Guarantor will furnish to the Agent: (i) prompt written notice of any condition or event which has resulted, or that could reasonably be expected to result, in a Material Adverse Effect; and (ii) such other information respecting the operations, properties, business or condition (financial or otherwise) of the Guarantor or its Subsidiaries as any Bank (through the Agent) may from time to time reasonably request.

               SECTION 12 Additional Affirmative Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or any Bank shall have any Commitment, the Guarantor agrees that:

               (a) Preservation of Existence, Etc. The Guarantor will, and will cause each of its Subsidiaries to, maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties.

               (b) Foreign Collateral. Upon or before the date eight months after the Closing Date the Guarantor shall provide: (i) Foreign Security Agreements duly executed and delivered by the Guarantor, granting a first priority perfected security and interest in the Foreign Collateral; and
(ii) legal opinions relating to the Foreign Security Agreements of legal counsel, acceptable to the Agent and the Banks, in such of the jurisdictions where Foreign Collateral is located as the Agent and the Banks may designate and in a form and substance satisfactory to the Agent and the Banks.

               (c) Further Assurances and Additional Acts. The Guarantor will execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Agent or the Majority Banks shall deem necessary or appropriate to effectuate the purposes of this Guaranty and the other Loan Documents to which the Guarantor is a party, and promptly provide the Agent with evidence of the foregoing satisfactory in form and substance to the Agent and the Majority Banks.

               (d) Credit Agreement Covenants. The Guarantor will observe, perform and comply with all covenants applicable to the Guarantor set forth in Articles VII and VIII of the Credit Agreement, which by their terms the Borrower is required to cause the Guarantor to observe, perform and comply with, as if such covenants were set forth in full herein.

               SECTION 13 Negative Covenants. So long as any Guaranteed Obligations shall remain unsatisfied or any Bank shall have any Commitment, the Guarantor agrees that:

               (a) Restrictions on Fundamental Changes. The Guarantor will not, and will not permit any of its Subsidiaries to, (i) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (ii) merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets, except that the Guarantor may merge with or consolidate into any other Person, provided that (1) the Guarantor is the surviving corporation and (2) no such merger or consolidation shall be made while there exists a Default or if a Default would occur as a result thereof.

               (b) Distributions. The Guarantor will not grant or otherwise agree to or suffer to exist any consensual restrictions on its ability to pay dividends and make other distributions to the Borrower, or to pay any Indebtedness owed to the Borrower or transfer properties and assets to the Borrower, except arising under the Loan Documents.

               SECTION 14 Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including by facsimile) and shall be mailed, sent or delivered (i) if to the Agent or any Bank, at or to its address or facsimile number set forth in the Credit Agreement, and (ii) if to the Guarantor, at or to its address or facsimile number set forth below its name on the signature page hereof, or at or to such other address or facsimile number as such party shall have designated in a written notice to the other party. All such notices and communications shall be delivered and shall be effective in the manner specified in Section 11.02 of the Credit Agreement.

               SECTION 15 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Guaranty and the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any Bank.

               SECTION 16  Costs and Expenses; Indemnification.

               (a) Costs and Expenses. The Guarantor agrees to pay on demand:

               (i) the reasonable out-of-pocket costs and expenses of the Agent and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Guaranty or any other Loan Document to which the Guarantor is party, and any amendments, modifications or waivers of the terms thereof; and

               (ii) all costs and expenses of the Agent, its Affiliates and each of the Banks, and fees and disbursements of counsel (including allocated costs of internal counsel), in connection with the enforcement or attempted enforcement, or preservation of any rights or interests under, this Guaranty and any other Loan Document to which the Guarantor is a party, and any out-of-court workout or other refinancing or restructuring or any bankruptcy case, including any losses, costs and expenses sustained by the Agent and any of the Banks as a result of any failure by the Guarantor to perform or observe its obligations contained in this Guaranty or any other Loan Document to which the Guarantor is a party.

               (b) Indemnification. In addition, whether or not the transactions contemplated by the Loan Documents shall be consummated, the Guarantor hereby agrees to indemnify the Agent and each Bank, any Affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person"), against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, (i) in any way relating to or arising out of this Guaranty or any other Loan Document, the Guaranteed Obligations, or the transactions contemplated hereby or thereby, or (ii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto (the "Indemnified Liabilities"); provided that the Guarantor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities resulting solely from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Guarantor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               (c) Defense. At the election of any Indemnified Person, the Guarantor shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Guarantor.

               (d) Interest. Any amounts payable to the Agent or any Bank under this Section 16 if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 2.09(c) of the Credit Agreement.

               SECTION 17 Right of Set-Off. If an Event of Default exists each Bank is hereby authorized at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Bank shall have made any demand upon the Borrower or the Guarantor under the Loan Documents and although such obligations may be contingent and unmatured. Each Bank shall promptly notify the Guarantor (through the Agent) after any such set-off and application made by it; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Banks under this Section 17 are in addition to other rights and remedies (including other rights of set-off) which the Banks may have.

               SECTION 18 Survival. All covenants, agreements, representations and warranties made in this Guaranty shall survive the execution and delivery of this Guaranty, and shall continue in full force and effect so long as any Bank has any Commitment or any Guaranteed Obligations remain unsatisfied. Without limiting the generality of the foregoing, the obligations of the Guarantor under Section 16 shall survive the satisfaction of the Guaranteed Obligations and the termination of the Commitments.

               SECTION 19 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Agent and each Bank and its successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Agent and the Banks, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantor, and such obligations shall be limited to those expressly stated herein.

               SECTION 20  Binding Effect; Assignment.

               (a) Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Agent and each Bank and their respective successors, endorsees, transferees and assigns.

               (b) Assignment. The Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Loan Documents to which it is a party without the prior written consent of the Banks. Each Bank may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Bank's rights and obligations hereunder in connection with any sale, assignment, transfer or grant of a participation by such Bank under Section 11.08 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. The Guarantor agrees that in connection with any such sale, assignment, transfer or grant by any Bank, such Bank may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Guarantor and its Subsidiaries. In the event of any grant of a participation, the participant (i) shall be deemed to have a right of setoff under Section 17 in respect of its participation to the same extent as if it were such "Bank"; and (ii) shall also be entitled to the benefits of Section 16.

               SECTION 21 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

               SECTION 22 Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE GUARANTOR, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE GUARANTORS, THE AGENT

AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE GUARANTOR, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

               (a) Appointment of Process Agent. The Guarantor hereby irrevocably appoints the Borrower (in such capacity the "Process Agent"), as its authorized agent with all powers necessary to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Guaranty and the other Loan Documents in any of the courts in and of the State of California. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent's address set forth in the Credit Agreement address and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf and agrees that the failure of the Process Agent to give any notice of any such service to the Guarantor shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. As an alternative method of service, the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified below its signature. If for any reason the Borrower shall cease to act as Process Agent, the Guarantor shall appoint forthwith, in the manner provided for herein, a successor Process Agent qualified to act as an agent for service of process with respect to all courts in and of the State of California and acceptable to the Agent.

               (b) No Limitation. Nothing in this Section 22 shall affect the right of the Agent and the Banks to serve legal process in any other manner permitted by law or limit the right of the Agent and the Banks to bring any action or proceeding against the Guarantor or its property in the courts of other jurisdictions.

               SECTION 23 Waiver of Jury Trial. THE GUARANTOR HEREBY AGREES TO WAIVE, AND THE AGENT AND THE BANKS BY THEIR ACCEPTANCE HEREOF HEREBY AGREE TO WAIVE, THEIR RESPECTIVE RIGHTS TO A TRAIL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY, THE OTHER GUARANTOR DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE GUARANTOR HEREBY AGREES, AND THE AGENT AND THE BANKS BY THEIR

ACCEPTANCE HEREOF HEREBY AGREE, THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE GUARANTOR FURTHER AGREES, AND THE AGENT AND THE BANKS BY THEIR ACCEPTANCE HEREOF FURTHER AGREE, THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR THE OTHER GUARANTOR DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY AND THE OTHER GUARANTOR DOCUMENTS. A COPY OF THIS SECTION 23 MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE WAIVER OF THE RIGHT TO TRIAL BY JURY AND CONSENT TO TRIAL BY COURT.

               SECTION 24  Entire Agreement; Amendments and Waivers.

               (a) Entire Agreement. This Guaranty and the other Loan Documents constitute the entire agreement of the Guarantor with respect to the matters set forth herein and supersede any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto conditions to the full effectiveness of this Guaranty.

               (b) Amendments and Waivers. Except to the extent otherwise provided in the Credit Agreement, this Guaranty and the other Loan Documents may not be amended except by a writing signed by the Guarantor and the Agent, with the written consent of the Majority Banks. No waiver of any rights of the Agent and the Banks under any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless in writing and signed by the Agent, with the written consent of the Majority Banks. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

               SECTION 25 Limitation on Liability. No claim shall be made by the Guarantor or its Affiliates against the Agent, the Banks or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, exemplary, consequential or punitive damages in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Guaranty or the other Guarantor Documents or any act or omission or event occurring in connection therewith; and the Guarantor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

               SECTION 26 Interpretation. This Guaranty and the other Loan Documents to which the Guarantor is a party are the result of negotiations between and have been reviewed by counsel to the Agent, the Guarantor and other parties, and are the product of all parties hereto. Accordingly, this Guaranty and the other Guarantor Documents shall not be construed against any of the Banks or the Agent merely because of the Agent's or any Bank's involvement in the preparation thereof.

               SECTION 27 Knowing and Explicit Waivers. THE GUARANTOR ACKNOWLEDGES THAT IT HAS EITHER OBTAINED THE ADVICE OF LEGAL COUNSEL OR HAS HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND PROVISIONS OF THIS GUARANTY. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN, INCLUDING THOSE CONTAINED IN SECTIONS 3 THROUGH 5, ARE MADE WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES. ADDITIONALLY, THE GUARANTOR ACKNOWLEDGES AND AGREES THAT BY EXECUTING THIS GUARANTY, IT IS WAIVING CERTAIN RIGHTS, BENEFITS, PROTECTIONS AND DEFENSES TO WHICH IT MAY OTHERWISE BE ENTITLED UNDER APPLICABLE LAW, INCLUDING UNDER THE PROVISIONS OF THE CALIFORNIA CIVIL CODE AND CALIFORNIA CODE OF CIVIL PROCEDURE REFERRED TO IN SECTION 5, AND THAT ALL SUCH WAIVERS HEREIN ARE EXPLICIT, KNOWING WAIVERS. THE GUARANTOR FURTHER ACKNOWLEDGES AND AGREES THAT THE AGENT AND THE BANKS ARE RELYING ON SUCH WAIVERS IN CREATING THE GUARANTEED OBLIGATIONS, AND THAT SUCH WAIVERS ARE A MATERIAL PART OF THE CONSIDERATION WHICH THE AGENT AND THE BANKS ARE RECEIVING FOR CREATING THE GUARANTEED OBLIGATIONS.

               SECTION 28 Severability. Whenever possible, each provision of this Guaranty and the other Loan Documents to which the Guarantor is party shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty or any other Loan Document to which the Guarantor is party shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty or such Loan Document, as the case may be, or the validity or effectiveness of such provision in any other jurisdiction.

               IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, as of the date first above written.

                                                   [EF DATA CORPORATION/
                                                   CALIFORNIA MICROWAVE
                                                   NAVIGATION SYSTEMS, INC.]

                                                   By __________________________
                                                                Title:


                                                   Address:

                                                   _____________________________

                                                   _____________________________

                                                   _____________________________

                                                   Attn.: ______________________
                                                   Fax No.: ____________________

                                   EXHIBIT J
                            to the Credit Agreement

                      FORM OF COMPANY'S SECURITY AGREEMENT


                 THIS SECURITY AGREEMENT (this "Agreement"), dated as of December 31, 1996, is made between California Microwave, Inc., a corporation incorporated in the State of Delaware (the "Borrower"), and Bank of America National Trust & Savings Association, as agent for the Banks (in such capacity, the "Agent").

                 WHEREAS:

                 (A) Pursuant to that certain First Amended and Restated Credit Agreement dated of even date herewith among Parent, certain financial institutions as lenders (together with the bank issuing letter of credits, the "Banks"), Bank of America National Trust & Savings Association, as issuer of a letters of credit from time to time for the account of the Borrower, and as Agent (as amended, modified, renewed or extended from time to time, the "Credit Agreement") the Banks have agreed to make available to the Borrower a facility for the extension of certain credits.

                 (B) It is a condition precedent to the borrowings and the issuance of letters of credit under the Credit Agreement that the Borrower enter into this Agreement and grant to the Agent, for itself and for the ratable benefit of the Banks the security interests hereinafter provided to secure the obligations of the Borrower under the Credit Agreement.

                 Accordingly, the parties hereto agree as follows:

                 SECTION 1  Definitions; Interpretation.

                 (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (included in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                 (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Accounts" means any and all accounts of the Borrower, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to the Borrower arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

                 "Books" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Borrower in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing the Borrower's assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Borrower and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of the Borrower's books or records or with credit reporting, including with regard to the Borrower's Accounts.

                 "Chattel Paper" means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

                 "Collateral" has the meaning set forth in Section 2.

                 "Deposit Account" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of the Borrower with a bank, savings and loan association, credit union or like organization (including the Agent and each Bank) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

                 "Documents" means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of the Borrower, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to the Borrower for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

                 "Financing Statements" has the meaning set forth in Section 3.

                 "General Intangibles" means all general intangibles of the Borrower, now existing or hereafter acquired or arising, and in any event includes: (i) all tax and other refunds, rebates or credits of every kind and nature to which the Borrower is now or hereafter may become entitled; (ii) all good will, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (iii) all uncertificated securities and interests in limited and general partnerships, and all money market and mutual fund accounts, and all margin deposits and other credit balances and accounts maintained with brokers and custodians; (iv) all rights of stoppage in transit, replevin and reclamation; (v) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to the Borrower by any Governmental Authority; and (vi) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

                 "Instruments" means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, whether held directly or through a financial intermediary, in each case whether now existing or hereafter acquired.

                 "Inventory" means any and all of the Borrower's inventory in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in the Borrower's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by the Borrower by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

                 "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of the Borrower, including "proceeds" as defined at UCC Section 9306, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Borrower from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or other disposition of Collateral, and all proceeds of proceeds.

                 "Rights to Payment" means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments, and Proceeds.

                 "Secured Obligations" means all liabilities and other obligations of the Borrower to the Agent and the Banks, whether created under, arising out of or in connection with the Guaranty or any of the other Loan Documents or otherwise, including all unpaid principal of the Loans, all unpaid L/C Obligations, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by the Parent to the Agent, the

Banks thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

                 "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                 (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

                 (d) Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

                 SECTION 2  Security Interest.

                 (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Borrower hereby pledges, assigns, transfers, hypothecates and sets over to the Agent, for itself and on behalf of and for the ratable benefit of the Banks, and hereby grants to the Agent, for itself and on behalf of and for the ratable benefit of the Banks, a security interest in all of the Borrower's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"): (i) all Accounts; (ii) all Books; (iii) all Chattel Paper; (iv) all Deposit Accounts; (v) all Documents; (vi) all General Intangibles; (vii) all Instruments; (viii) all Inventory; (ix) all Rights to Payment; and (x) all products and Proceeds of any and all of the foregoing.

                 (b) Borrower Remains Liable. Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of the rights hereunder shall not release the Borrower from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Agent shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Agent be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

                 (c) Continuing Security Interest. The Borrower agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 22.

                 SECTION 3  Perfection Procedures.

                 (a) Financing Statements. The Borrower shall execute and deliver to the Agent concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to the Agent (the "Financing Statements"), and take all other action, as the Agent may request, to perfect and continue perfected, maintain the priority of or provide notice of the Agent's security interest in the Collateral and to accomplish the purposes of this Agreement.

                 (b) Notice of Security Interest. In accordance with Section 9302(1)(g) of the California UCC, written notice of the security interest of the Agent, for itself and on behalf of and for the ratable benefit of the Banks, in each Deposit Account maintained with a Bank is hereby given to such Bank.

                 (c) Certain Agents. Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Agent. At any time and from time to time, the Agent may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Agent.

                 SECTION 4 Representations and Warranties. The Borrower represents and warrants to each Bank and the Agent that:

                 (a) Location of Chief Executive Office and Collateral. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 1, and all other locations where the Borrower conducts business or Collateral is kept are set forth in Schedule 1.

                 (b) Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for the Borrower, are set forth in Schedule 1.

                 (c) Trade Names and Trade Styles. All trade names and trade styles under which the Borrower presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, the Borrower has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name;

(iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

                 (d) Ownership of Collateral. The Borrower is, and, except as permitted by Section 5(i), will continue to be, the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Borrower acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

                 (e) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which the Borrower now has rights and will create a security interest which is enforceable against the Collateral in which the Borrower hereafter acquires rights at the time the Borrower acquires any such rights; and (ii) the Agent has a perfected and first priority security interest in the Collateral in which the Borrower now has rights, and will have a perfected and first priority security interest in the Collateral in which the Borrower hereafter acquires rights at the time the Borrower acquires any such rights, in each case securing the payment and performance of the Secured Obligations.

                 (f) Other Financing Statements. Other than (i) Financing Statements disclosed to the Agent and (ii) Financing Statements in favor of the Agent on behalf of the Banks, no effective Financing Statement naming the Borrower as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

                 (g)      Rights to Payment.

                 (i) The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent reflected by the Borrower's reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m);

                 (ii) to the best of the Borrower's knowledge and belief, all account debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due;

                 (iii) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any U.S. federal or state consumer credit laws;

                 (iv) the Borrower has not assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents;

                 (v) with respect to the Rights to Payment constituting Eligible Accounts Receivable the Borrower has no knowledge that any of the criteria for eligibility are not or are no longer satisfied;

                 (vi) all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment are true and correct and in all respects what they purport to be; and

                 (vii) the Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.

                 (h) Inventory. No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to the Borrower, nor has any Inventory been consigned to the Borrower or consigned by the Borrower to any Person or is held by the Borrower for any Person under any "bill and hold" or other arrangement, except as set forth in Schedule 1.

                 (i) Deposit Accounts. The names and addresses of all financial institutions at which the Borrower maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

                 SECTION 5 Covenants. In addition to the covenants of the Borrower set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied or any Bank shall have any Commitment, the Borrower agrees that:

                 (a) Defense of Collateral. The Borrower will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Agent's right or interest in, the Collateral.

                 (b) Preservation of Collateral. The Borrower will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

                 (c) Compliance with Laws, Etc. The Borrower will comply with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

                 (d) Location of Books and Chief Executive Office. The Borrower will: (i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (ii) keep the location of the Borrower's chief executive office or principal place of business at the location set forth in Schedule 1.

                 (e) Location of Collateral. The Borrower will keep the Collateral at the locations set forth in Schedule 1 and not remove the Collateral from such locations (other than disposals of Collateral permitted by subsection (i)).

                 (f) Change in Name, Identity or Structure. The Borrower will give at least 30 days' prior written notice to the Agent of (i) any change in its name, (ii) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1, and (iii) any changes in its identity or structure in any manner which might make any Financing Statement filed hereunder incorrect or misleading.

                 (g) Maintenance of Records. The Borrower will keep separate, accurate and complete Books with respect to the Collateral, disclosing the Agent's security interest hereunder.

                 (h) Invoicing of Sales. The Borrower will invoice all of its sales upon forms customary in the industry and to maintain proof of delivery and customer acceptance of goods.

                 (i) Disposition of Collateral. The Borrower will not surrender or lose possession of (other than to the Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Credit Agreement.

                 (j) Liens. The Borrower will keep the Collateral free of all Liens except Permitted Liens.

                 (k) Expenses. The Borrower will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

                 (l) Leased Premises. At the Agent's request, the Borrower will obtain from each Person from whom the Borrower leases any premises at which any Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Agent may require, in form and substance satisfactory to the Agent.

                 (m)      Rights to Payment.  The Borrower will:

                 (i) with such frequency as the Agent may require, furnish to the Agent full and complete reports, in form and substance satisfactory to the Agent, with respect to the Accounts, including information as to concentration, aging, identity of account debtors, letters of credit securing Accounts, disputed Accounts and other matters, as the Agent shall request;

                 (ii) give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices utilized by the Borrower in the past, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, and take all such action to such end as may from time to time be reasonably requested by the Agent, except that the Borrower may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment, in the ordinary course of business, according to normal trade practices utilized by the Borrower in the past, and where the amount involved does not exceed $500,000 or where the Account or Right to Payment does not exceed $1,000,000 or would not be materially impaired;

                 (iii) if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of the Borrower, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment (collectively such events the "Disclosure Events"), disclose such fact fully to the Agent in the Books relating to such Account or other Right to Payment and in connection with any invoice or report furnished by the Borrower to the Agent relating to such Account or other Right to Payment; provided that no such disclosure shall be required where the Disclosure Event arises in the ordinary course of business, according to normal trade practices utilized by the Borrower and where the amount of the Account or Right to Payment affected by such Disclosure Events is less than $500,000 individually or in the aggregate does not exceed $2,000,000 in any calendar year;

                 (iv) with respect to Accounts arising from contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Agent thereof and execute any documents and instruments and take any other steps requested by the Agent in order that all monies due and to become due thereunder shall be assigned to the Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

                 (v) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

                 (vi) upon the request of the Agent (A) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (B) upon the occurrence of an Event of Default, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Agent or to such other Person or location as the Agent shall specify; and

                 (vii) upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Agent shall require.

                 (n) Documents, Etc. Upon the request of the Agent, the Borrower will (i) immediately deliver to the Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents, Instruments and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments and (ii) mark all Documents and Chattel Paper with such legends as the Agent shall specify.

                 (o)      Inventory.  The Borrower will:

                 (i) at such times as the Agent shall request, prepare and deliver to the Agent a report of all Inventory, in form and substance satisfactory to the Agent;

                 (ii) upon the request of the Agent, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Agent; and

                 (iii) not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to the Borrower, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis.

                 (p) Notices, Reports and Information. The Borrower will (i) notify the Agent of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Agent's Lien thereon; (ii) furnish to the Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Agent may reasonably request, all in reasonable detail; and (iii) upon request of the Agent make such demands and requests for information and reports as the Borrower is entitled to make in respect of the Collateral.

                 SECTION 6 Collection of Rights to Payment. Until the Agent exercises its rights hereunder to collect Rights to Payment, the Borrower shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Agent, upon and after the occurrence of any Event of Default, all remittances received by the Borrower shall be held in trust for the Agent and, in accordance with the Agent's instructions, remitted to the Agent or deposited to an account with the Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

                 SECTION 7 Authorization; Agent Appointed Attorney-in-Fact. The Agent shall have the right to, in the name of the Borrower, or in the name of the Agent or otherwise, without notice to or assent by the Borrower, and the Borrower hereby constitutes and appoints the Agent (and any of the Agent's officers or employees or agents designated by the Agent) as the Borrower's true and lawful attorney-in-fact, with full power and authority to:

                 (i) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Agent's security interest in the Collateral;

                 (ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

                 (iii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

                 (iv) notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to the Borrower to such address as the Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

                 (v) receive, open and dispose of all mail addressed to the Borrower;

                 (vi) send requests for verification of Rights to Payment to the customers or other obligors of the Borrower;

                 (vii) contact, or direct the Borrower to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Agent;

                 (viii) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

                 (ix) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with the Agent, any Bank or any other bank, financial institution or other Person;

                 (x) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Agent;

                 (xi) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Agent with respect to the Collateral;

                 (xii) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and

                 (xiii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Borrower, which the Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Agent's security interest therein and to accomplish the purposes of this Agreement.

                 The Agent agrees that, except upon and after the occurrence of an Event of Default, it shall not exercise the power of attorney granted to Agent pursuant to clauses (ii) through (xii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Banks have any Commitments or the Secured Obligations have not been paid and performed in full. The Borrower hereby ratifies, to the extent permitted by law, all that the Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

                 SECTION 8 Agent Performance of Borrower Obligations. The Agent may perform or pay any obligation which the Borrower has agreed to perform or pay under or in connection with this Agreement, and the Borrower shall reimburse the Agent on demand for any amounts paid by the Agent pursuant to this Section 8.

                 SECTION 9 Agent's Duties. Notwithstanding any provision contained in this Agreement, the Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Borrower or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Agent's possession and the accounting for moneys actually received by the Agent hereunder, the Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

                 SECTION 10  Remedies.

                 (a) Remedies. Upon the occurrence of any Event of Default, the Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Borrower agrees that:

                 (i) The Agent may peaceably and without notice enter any premises of the Borrower, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of the Borrower or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Agent may determine.

                 (ii) The Agent may require the Borrower to assemble all or any part of the Collateral and make it available to the Agent, at any place and time designated by the Agent.

                 (iii) The Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

                 (iv) The Agent may withdraw (or cause to be withdrawn) any and all funds from Deposit Accounts.

                 (v) The Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Borrower's assets, without charge or liability to the Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Agent deems advisable; provided, however, that the Borrower shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Agent. The Agent and each of the Banks shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Borrower hereby releases, to the extent permitted by law. The Borrower hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Borrower set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Agent may provide the Borrower shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

                 (b) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under the Letters of Credit) at such time as there may exist an Event of Default, the Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the "Proceeds Account") created and maintained by the Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Agent may elect to apply such proceeds to the Secured Obligations, and the Borrower agrees that such retention of such proceeds by the Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. The Borrower agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Borrower shall not have any right of withdrawal with respect to such funds. Accordingly, the Borrower irrevocably waives until the termination of this Agreement in accordance with Section 22 the right to make any withdrawal from the Proceeds Account and the right to instruct the Agent to honor drafts against the Proceeds Account.

                 (c) Application of Proceeds. Subject to subsection (b), the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied as directed by the Agent and the Majority Banks in their sole discretion. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Borrower or otherwise disposed of in accordance with the UCC or other applicable law. The Borrower shall remain liable to the Agent and the Banks for any deficiency which exists after any sale or other disposition or collection of Collateral.

                 SECTION 11 Certain Waivers. The Borrower waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Agent or the Banks (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Agent's or any of the Banks' power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Agent or the Banks arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

                 SECTION 12 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement. All such notices and other communications shall be effective
(i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iii) if sent by facsimile transmission, when sent.

                 SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any Bank.

                 SECTION 14  Costs and Expenses; Indemnification; Other
Charges.

                 (a) Costs and Expenses. The Borrower agrees to pay on demand:

                 (i) the reasonable out-of-pocket costs and expenses of the Agent and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral;

                 (ii) all title, appraisal (including the allocated costs of internal appraisal services), survey, audit, consulting, search, recording, filing and similar fees, costs and expenses incurred or sustained by the Agent or any of its Affiliates in connection with this Agreement or the Collateral; and

                 (iii) all costs and expenses of the Agent, its Affiliates, and the Banks, and the fees and disbursements of counsel (including the allocated costs of internal counsel), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs and expenses sustained by the Agent and any Bank as a result of any failure by the Borrower to perform or observe its obligations contained herein.

                 (b) Indemnification. The Borrower hereby agrees to indemnify the Agent and each Bank, any Affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"); provided that the Borrower shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                 (c) Other Charges. The Borrower agrees to indemnify the Agent and each of the Banks against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

                 (d) Interest. Any amounts payable to the Agent or any Bank under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 2.09(c) of the Credit Agreement.

                 SECTION 15 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Agent, and each Bank and their respective successors and assigns.

                 SECTION 16 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA.

                 SECTION 17 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

                 SECTION 18 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

                 SECTION 19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                 SECTION 20 Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in
Article XI thereof, such provisions are incorporated herein by this reference.

                 SECTION 21 No Inconsistent Requirements. The Borrower acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

                 SECTION 22 Termination. Upon the termination of the Commitments of the Banks, the surrender of the Letters of Credit and payment and performance in full of all Secured Obligations, this Agreement shall terminate and the Agent shall promptly execute and deliver to the Borrower such documents and instruments reasonably requested by the Borrower as shall be necessary to evidence termination of all security interests given by the Borrower to the Agent hereunder; provided, however, that the obligations of the Borrower under Section 14 shall survive such termination.

                           [Intentionally left blank]

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                       THE BORROWER

                                       CALIFORNIA MICROWAVE, INC.


                                       By    __________________________________
                                             Title:


                                       THE AGENT

                                       BANK OF AMERICA NATIONAL TRUST & SAVINGS
                                       ASSOCIATION, as Agent


                                       By    ___________________________________
                                             Title:

                                   SCHEDULE 1
                           to the Security Agreement


1. LOCATIONS OF CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS, INCLUDING OF COLLATERAL

         a.      Chief Executive Office and Principal Place of Business:

         b. Other locations where Borrower conducts business or Collateral is kept:

2.       LOCATIONS OF BOOKS PERTAINING TO RIGHTS TO PAYMENT

3.       TRADE NAMES AND TRADE STYLES; OTHER CORPORATE, TRADE OR FICTITIOUS
         NAMES; ETC.

4.       INVENTORY STORED WITH WAREHOUSEMEN OR ON LEASED PREMISES, ETC.





                                      S-1.

5.       PATENTS, COPYRIGHTS, TRADEMARKS, ETC.

6.       DEPOSIT ACCOUNTS



                                      S-2.

                                   EXHIBIT K
                            to the Credit Agreement

                     FORM OF SUBSIDIARY SECURITY AGREEMENT


                 THIS SECURITY AGREEMENT (this "Agreement"), dated as of December 31, 1996, is made between [EF Data Corporation, a corporation incorporated in the State of California,] [California Microwave Navigation Systems, Inc., a corporation incorporated in the State of Delaware,] (the "Subsidiary"), and Bank of America National Trust & Savings Association, as agent for the Banks (in such capacity, the "Agent").

                 WHEREAS:

                 (A) Pursuant to a Guaranty dated of even date herewith executed by the Subsidiary in favor of the Agent on behalf of the Banks and the Agent, (as amended, modified, renewed or extended from time to time the "Guaranty"), the Subsidiary has guaranteed the obligations of its parent company, California Microwave, Inc. (the "Parent"), arising pursuant to that certain First Amended and Restated Credit Agreement dated of even date herewith among Parent, certain financial institutions as lenders, Bank of America National Trust & Savings Association, as issuer of a letters of credit from time to time for the account of the Parent, and as Agent (as amended, modified, renewed or extended from time to time, the "Credit Agreement").

                 (B) It is a condition precedent to the borrowings and the issuance of letters of credit under the Credit Agreement that the Subsidiary enter into this Agreement and grant to the Agent, for itself and for the ratable benefit of the Banks, the security interests hereinafter provided to secure the obligations of the Subsidiary under the Guaranty described above.

                 Accordingly, the parties hereto agree as follows:

                 SECTION 1  Definitions; Interpretation.

                 (a) Terms Defined in Credit Agreement. All capitalized terms used in this Agreement (included in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                 (b) Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Accounts" means any and all accounts of the Subsidiary, whether now existing or hereafter acquired or arising, and in any event includes all accounts receivable, contract rights, rights to payment and other obligations of any kind owed to the Subsidiary arising out of or in connection with the sale or lease of merchandise, goods or commodities or the rendering of services or arising from any other transaction, however evidenced, and whether or not earned by performance, all guaranties, indemnities and security with respect to the foregoing, and all letters of credit relating thereto, in each case whether now existing or hereafter acquired or arising.

                 "Books" means all books, records and other written, electronic or other documentation in whatever form maintained now or hereafter by or for the Subsidiary in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral, including: (i) ledgers; (ii) records indicating, summarizing, or evidencing the Subsidiary's assets (including Inventory and Rights to Payment), business operations or financial condition; (iii) computer programs and software; (iv) computer discs, tapes, files, manuals, spreadsheets; (v) computer printouts and output of whatever kind; (vi) any other computer prepared or electronically stored, collected or reported information and equipment of any kind; and (vii) any and all other rights now or hereafter arising out of any contract or agreement between the Subsidiary and any service bureau, computer or data processing company or other Person charged with preparing or maintaining any of the Subsidiary's books or records or with credit reporting, including with regard to the Subsidiary's Accounts.

                 "Chattel Paper" means all writings of whatever sort which evidence a monetary obligation and a security interest in or lease of specific goods, whether now existing or hereafter arising.

                 "Collateral" has the meaning set forth in Section 2.

                 "Deposit Account" means any demand, time, savings, passbook or like account now or hereafter maintained by or for the benefit of the Subsidiary with a bank, savings and loan association, credit union or like organization (including the Agent and each Bank) and all funds and amounts therein, whether or not restricted or designated for a particular purpose.

                 "Documents" means any and all documents of title, bills of lading, dock warrants, dock receipts, warehouse receipts and other documents of the Subsidiary, whether or not negotiable, and includes all other documents which purport to be issued by a bailee or agent and purport to cover goods in any bailee's or agent's possession which are either identified or are fungible portions of an identified mass, including such documents of title made available to the Subsidiary for the purpose of ultimate sale or exchange of goods or for the purpose of loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with goods in a manner preliminary to their sale or exchange, in each case whether now existing or hereafter acquired or arising.

                 "Financing Statements" has the meaning set forth in Section 3.

                 "General Intangibles" means all general intangibles of the Subsidiary, now existing or hereafter acquired or arising, and in any event includes: (i) all tax and other refunds, rebates or credits of every kind and nature to which the Subsidiary is now or hereafter may become entitled; (ii) all good will, choses in action and causes of action, whether legal or equitable, whether in contract or tort and however arising; (iii) all uncertificated securities and interests in limited and general partnerships, and all money market and mutual fund accounts, and all margin deposits and other credit balances and accounts maintained with brokers and custodians; (iv) all rights of stoppage in transit, replevin and reclamation; (v) all licenses, permits, consents, indulgences and rights of whatever kind issued in favor of or otherwise recognized as belonging to the Subsidiary by any Governmental Authority; and
(vi) all indemnity agreements, guaranties, insurance policies and other contractual, equitable and legal rights of whatever kind or nature; in each case whether now existing or hereafter acquired or arising.

                 "Instruments" means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, whether held directly or through a financial intermediary, in each case whether now existing or hereafter acquired.

                 "Inventory" means any and all of the Subsidiary's inventory in all of its forms, wherever located, whether now owned or hereafter acquired, and in any event includes all goods (including goods in transit) which are held for sale, lease or other disposition, including those held for display or demonstration or out on lease or consignment or to be furnished under a contract of service, or which are raw materials, work in process, finished goods or materials used or consumed in the Subsidiary's business, and the resulting product or mass, and all repossessed, returned, rejected, reclaimed and replevied goods, together with all parts, components, supplies and other materials used or usable in connection with the manufacture, production, packing, shipping, advertising, selling or furnishing of such goods; and all other items hereafter acquired by the Subsidiary by way of substitution, replacement, return, repossession or otherwise, and all additions and accessions thereto, and any Document representing or relating to any of the foregoing at any time.

                 "Proceeds" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of the Subsidiary, including "proceeds" as defined at UCC Section 9306, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Subsidiary from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Subsidiary from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of governmental authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or other disposition of Collateral, and all proceeds of proceeds.

                 "Rights to Payment" means all Accounts and any and all rights and claims to the payment or receipt of money or other forms of consideration of any kind in, to and under all Chattel Paper, Documents, General Intangibles, Instruments, and Proceeds.

                 "Secured Obligations" means all liabilities and other obligations of the Subsidiary to the Agent and the Banks, whether created under, arising out of or in connection with the Guaranty or any of the other Loan Documents or otherwise, including all unpaid principal of the Loans, all unpaid L/C Obligations, all interest accrued thereon, all fees due under the Credit Agreement and all other amounts payable by the Parent to the Agent, the Banks thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

                 "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                 (c) Terms Defined in UCC. Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

                 (d) Interpretation. The rules of interpretation set forth in Section 1.02 of the Credit Agreement shall be applicable to this Agreement and are incorporated herein by this reference.

                 SECTION 2  Security Interest.

                 (a) Grant of Security Interest. As security for the payment and performance of the Secured Obligations, the Subsidiary hereby pledges, assigns, transfers, hypothecates and sets over to the Agent, for itself and on behalf of and for the ratable benefit of the Banks, and hereby grants to the Agent, for itself and on behalf of and for the ratable benefit of the Banks, a security interest in all of the Subsidiary's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"): (i) all Accounts; (ii) all Books; (iii) all Chattel Paper; (iv) all Deposit Accounts; (v) all Documents; (vi) all General Intangibles; (vii) all Instruments; (viii) all Inventory; (ix) all Rights to Payment; and (x) all products and Proceeds of any and all of the foregoing.

                 (b) Subsidiary Remains Liable. Anything herein to the contrary notwithstanding, (i) the Subsidiary shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Agent of any of the rights hereunder shall not release the Subsidiary from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) the Agent shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Agent be obligated to perform any of the obligations or duties of the Subsidiary thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

                 (c) Continuing Security Interest. The Subsidiary agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 22.

                 SECTION 3  Perfection Procedures.

                 (a) Financing Statements. The Subsidiary shall execute and deliver to the Agent concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, continuation financing statements, termination statements, security agreements, chattel mortgages, assignments, patent, copyright and trademark collateral assignments, fixture filings, warehouse receipts, documents of title, affidavits, reports, notices, schedules of account, letters of authority and all other documents and instruments, in form satisfactory to the Agent (the "Financing Statements"), and take all other action, as the Agent may request, to perfect and continue perfected, maintain the priority of or provide notice of the Agent's security interest in the Collateral and to accomplish the purposes of this Agreement.

                 (b) Notice of Security Interest. In accordance with Section 9302(1)(g) of the California UCC, written notice of the security interest of the Agent, for itself and on behalf of and for the ratable benefit of the Banks, in each Deposit Account maintained with a Bank is hereby given to such Bank.

                 (c) Certain Agents. Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, the Agent. At any time and from time to time, the Agent may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Agent.

                 SECTION 4 Representations and Warranties. The Subsidiary represents and warrants to each Bank and the Agent that:

                 (a) Location of Chief Executive Office and Collateral. The Subsidiary's chief executive office and principal place of business is located at the address set forth in Schedule 1, and all other locations where the Subsidiary conducts business or Collateral is kept are set forth in
Schedule 1.

                 (b) Locations of Books. All locations where Books pertaining to the Rights to Payment are kept, including all equipment necessary for accessing such Books and the names and addresses of all service bureaus, computer or data processing companies and other Persons keeping any Books or collecting Rights to Payment for the Subsidiary, are set forth in Schedule 1.

                 (c) Trade Names and Trade Styles. All trade names and trade styles under which the Subsidiary presently conducts its business operations are set forth in Schedule 1, and, except as set forth in Schedule 1, the Subsidiary has not, at any time in the past: (i) been known as or used any other corporate, trade or fictitious name; (ii) changed its name; (iii) been the surviving or resulting corporation in a merger or consolidation; or (iv) acquired through asset purchase or otherwise any business of any Person.

                 (d) Ownership of Collateral. The Subsidiary is, and, except as permitted by Section 5(i), will continue to be, the sole and complete owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Subsidiary acquires rights in such Collateral, will be the sole and complete owner thereof), free from any Lien other than Permitted Liens.

                 (e) Enforceability; Priority of Security Interest. (i) This Agreement creates a security interest which is enforceable against the Collateral in which the Subsidiary now has rights and will create a security interest which is enforceable against the Collateral in which the Subsidiary hereafter acquires rights at the time the Subsidiary acquires any such rights; and (ii) the Agent has a perfected and first priority security interest in the Collateral in which the Subsidiary now has rights, and will have a perfected and first priority security interest in the Collateral in which the Subsidiary hereafter acquires rights at the time the Subsidiary acquires any such rights, in each case securing the payment and performance of the Secured Obligations.

                 (f) Other Financing Statements. Other than (i) Financing Statements disclosed to the Agent and (ii) Financing Statements in favor of the Agent on behalf of the Banks, no effective Financing Statement naming the Subsidiary as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

                 (g)      Rights to Payment.

                 (i) The Rights to Payment represent valid, binding and enforceable obligations of the account debtors or other Persons obligated thereon, representing undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto, and are and will be genuine, free from Liens, and not subject to any adverse claims, counterclaims, setoffs, defaults, disputes, defenses, discounts, retainages, holdbacks or conditions precedent of any kind of character, except to the extent reflected by the Subsidiary's reserves for uncollectible Rights to Payment or to the extent, if any, that such account debtors or other Persons may be entitled to normal and ordinary course trade discounts, returns, adjustments and allowances in accordance with Section 5(m);

                 (ii) to the best of the Subsidiary's knowledge and belief, all account debtors and other obligors on the Rights to Payment are solvent and generally paying their debts as they come due;

                 (iii) all Rights to Payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable any U.S. federal or state consumer credit laws;

                 (iv) the Subsidiary has not assigned any of its rights under the Rights to Payment except as provided in this Agreement or as set forth in the other Loan Documents;

                 (v) with respect to the Rights to Payment constituting Eligible Accounts Receivable the Subsidiary has no knowledge that any of the criteria for eligibility are not or are no longer satisfied;

                 (vi) all statements made, all unpaid balances and all other information in the Books and other documentation relating to the Rights to Payment are true and correct and in all respects what they purport to be; and

                 (vii) the Subsidiary has no knowledge of any fact or circumstance which would impair the validity or collectibility of any of the Rights to Payment.

                 (h) Inventory. No Inventory is stored with any bailee, warehouseman or similar Person or on any premises leased to the Subsidiary, nor has any Inventory been consigned to the Subsidiary or consigned by the Subsidiary to any Person or is held by the Subsidiary for any Person under any "bill and hold" or other arrangement, except as set forth in Schedule 1.

                 (i) Deposit Accounts. The names and addresses of all financial institutions at which the Subsidiary maintains its Deposit Accounts, and the account numbers and account names of such Deposit Accounts, are set forth in Schedule 1.

                 SECTION 5 Covenants. In addition to the covenants of the Subsidiary set forth in the Credit Agreement, which are incorporated herein by this reference, so long as any of the Secured Obligations remain unsatisfied or any Bank shall have any Commitment, the Subsidiary agrees that:

                 (a) Defense of Collateral. The Subsidiary will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or the Agent's right or interest in, the Collateral.

                 (b) Preservation of Collateral. The Subsidiary will do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

                 (c) Compliance with Laws, Etc. The Subsidiary will comply with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

                 (d) Location of Books and Chief Executive Office. The Subsidiary will: (i) keep all Books pertaining to the Rights to Payment at the locations set forth in Schedule 1; and (ii) keep the location of the Subsidiary's chief executive office or principal place of business at the location set forth in Schedule 1.

                 (e) Location of Collateral. The Subsidiary will keep the Collateral at the locations set forth in Schedule 1 and not remove the Collateral from such locations (other than disposals of Collateral permitted by subsection (i)).

                 (f) Change in Name, Identity or Structure. The Subsidiary will give at least 30 days' prior written notice to the Agent of (i) any change in its name, (ii) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1, and
(iii) any changes in its identity or structure in any manner which might make any Financing Statement filed hereunder incorrect or misleading.

                 (g) Maintenance of Records. The Subsidiary will keep separate, accurate and complete Books with respect to the Collateral, disclosing the Agent's security interest hereunder.

                 (h) Invoicing of Sales. The Subsidiary will invoice all of its sales upon forms customary in the industry and to maintain proof of delivery and customer acceptance of goods.

                 (i) Disposition of Collateral. The Subsidiary will not surrender or lose possession of (other than to the Agent), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except to the extent permitted by the Credit Agreement.

                 (j) Liens. The Subsidiary will keep the Collateral free of all Liens except Permitted Liens.

                 (k) Expenses. The Subsidiary will pay all expenses of protecting, storing, warehousing, insuring, handling and shipping the Collateral.

                 (l) Leased Premises. At the Agent's request, the Subsidiary will obtain from each Person from whom the Subsidiary leases any premises at which any Collateral is at any time present such subordination, waiver, consent and estoppel agreements as the Agent may require, in form and substance satisfactory to the Agent.

                 (m)      Rights to Payment.  The Subsidiary will:

                 (i) with such frequency as the Agent may require, furnish to the Agent full and complete reports, in form and substance satisfactory to the Agent, with respect to the Accounts, including information as to concentration, aging, identity of account debtors, letters of credit securing Accounts, disputed Accounts and other matters, as the Agent shall request;

                 (ii) give only normal discounts, allowances and credits as to Accounts and other Rights to Payment, in the ordinary course of business, according to normal trade practices utilized by the Subsidiary in the past, and enforce all Accounts and other Rights to Payment strictly in accordance with their terms, and take all such action to such end as may from time to time be reasonably requested by the Agent, except that the Subsidiary may grant any extension of the time for payment or enter into any agreement to make a rebate or otherwise to reduce the amount owing on or with respect to, or compromise or settle for less than the full amount thereof, any Account or other Right to Payment, in the ordinary course of business, according to normal trade practices utilized by the Subsidiary in the past, and where the amount involved does not exceed $500,000 or where the Account or Right to Payment does not exceed $1,000,000 or would not be materially impaired;

                 (iii) if any discount, allowance, credit, extension of time for payment, agreement to make a rebate or otherwise to reduce the amount owing on, or compromise or settle, an Account or other Right to Payment exists or occurs, or if, to the knowledge of the Subsidiary, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to an Account or other Right to Payment (collectively such events the "Disclosure Events"), disclose such fact fully to the Agent in the Books relating to such Account or other Right to Payment and in connection with any invoice or report furnished by the Subsidiary to the Agent relating to such Account or other Right to Payment; provided that no such disclosure shall be required where the Disclosure Events arises in the ordinary course of business according to normal trade practices utilized by the Subsidiary and where the amount of the Account or other Right to Payment affected by such Disclosure Events in less than $500,000 individually or in the aggregate does not exceed $2,000,000 in any calendar year;

                 (iv) with respect to Accounts arising from contracts with the United States or any department, agency or instrumentality thereof, immediately notify the Agent thereof and execute any documents and instruments and take any other steps requested by the Agent in order that all monies due and to become due thereunder shall be assigned to the Agent and notice thereof given to the Federal authorities under the Federal Assignment of Claims Act;

                 (v) in accordance with its sound business judgment perform and comply in all material respects with its obligations in respect of the Accounts and other Rights to Payment;

                 (vi) upon the request of the Agent (A) at any time, notify all or any designated portion of the account debtors and other obligors on the Rights to Payment of the security interest hereunder, and (B) upon the occurrence of an Event of Default, notify the account debtors and other obligors on the Rights to Payment or any designated portion thereof that payment shall be made directly to the Agent or to such other Person or location as the Agent shall specify; and

                 (vii) upon the occurrence of any Event of Default, establish such lockbox or similar arrangements for the payment of the Accounts and other Rights to Payment as the Agent shall require.

                 (n) Documents, Etc. Upon the request of the Agent, the Subsidiary will (i) immediately deliver to the Agent, or an agent designated by it, appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all Documents, Instruments and Chattel Paper, and all other Rights to Payment at any time evidenced by promissory notes, trade acceptances or other instruments and (ii) mark all Documents and Chattel Paper with such legends as the Agent shall specify.

                 (o)      Inventory.  The Subsidiary will:

                 (i) at such times as the Agent shall request, prepare and deliver to the Agent a report of all Inventory, in form and substance satisfactory to the Agent;

                 (ii) upon the request of the Agent, take a physical listing of the Inventory and promptly deliver a copy of such physical listing to the Agent; and

                 (iii) not store any Inventory with a bailee, warehouseman or similar Person or on premises leased to the Subsidiary, nor dispose of any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar basis, nor acquire any Inventory from any Person on any such basis.

                 (p)  Notices, Reports and Information.  The Subsidiary will
(i) notify the Agent of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or the Agent's Lien thereon; (ii) furnish to the Agent such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral as the Agent may reasonably request, all in reasonable detail; and (iii) upon request of the Agent make such demands and requests for information and reports as the Subsidiary is entitled to make in respect of the Collateral.

                 SECTION 6 Collection of Rights to Payment. Until the Agent exercises its rights hereunder to collect Rights to Payment, the Subsidiary shall endeavor in the first instance diligently to collect all amounts due or to become due on or with respect to the Rights to Payment. At the request of the Agent, upon and after the occurrence of any Event of Default, all remittances received by the Subsidiary shall be held in trust for the Agent and, in accordance with the Agent's instructions, remitted to the Agent or deposited to an account with the Agent in the form received (with any necessary endorsements or instruments of assignment or transfer).

                 SECTION 7 Authorization; Agent Appointed Attorney-in-Fact. The Agent shall have the right to, in the name of the Subsidiary, or in the name of the Agent or otherwise, without notice to or assent by the Subsidiary, and the Subsidiary hereby constitutes and appoints the Agent (and any of the Agent's officers or employees or agents designated by the Agent) as the Subsidiary's true and lawful attorney-in-fact, with full power and authority to:

                 (i) sign any of the Financing Statements which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of the Agent's security interest in the Collateral;

                 (ii) take possession of and endorse any notes, acceptances, checks, drafts, money orders or other forms of payment or security and collect any Proceeds of any Collateral;

                 (iii) sign and endorse any invoice or bill of lading relating to any of the Collateral, warehouse or storage receipts, drafts against customers or other obligors, assignments, notices of assignment, verifications and notices to customers or other obligors;

                 (iv) notify the U.S. Postal Service and other postal authorities to change the address for delivery of mail addressed to the Subsidiary to such address as the Agent may designate; and, without limiting the generality of the foregoing, establish with any Person lockbox or similar arrangements for the payment of the Rights to Payment;

                 (v) receive, open and dispose of all mail addressed to the Subsidiary;

                 (vi) send requests for verification of Rights to Payment to the customers or other obligors of the Subsidiary;

                 (vii) contact, or direct the Subsidiary to contact, all account debtors and other obligors on the Rights to Payment and instruct such account debtors and other obligors to make all payments directly to the Agent;

                 (viii) assert, adjust, sue for, compromise or release any claims under any policies of insurance;

                 (ix) exercise dominion and control over, and refuse to permit further withdrawals from, Deposit Accounts maintained with the Agent, any Bank or any other bank, financial institution or other Person;

                 (x) notify each Person maintaining lockbox or similar arrangements for the payment of the Rights to Payment to remit all amounts representing collections on the Rights to Payment directly to the Agent;

                 (xi) ask, demand, collect, receive and give acquittances and receipts for any and all Rights to Payment, enforce payment or any other rights in respect of the Rights to Payment and other Collateral, grant consents, agree to any amendments, modifications or waivers of the agreements and documents governing the Rights to Payment and other Collateral, and otherwise file any claims, take any action or institute, defend, settle or adjust any actions, suits or proceedings with respect to the Collateral, as the Agent may deem necessary or desirable to maintain, preserve and protect the Collateral, to collect the Collateral or to enforce the rights of the Agent with respect to the Collateral;

                 (xii) execute any and all endorsements, assignments or other documents and instruments necessary to sell, lease, assign, convey or otherwise transfer title in or dispose of the Collateral; and

                 (xiii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of the Subsidiary, which the Agent may deem necessary or advisable to maintain, protect, realize upon and preserve the Collateral and the Agent's security interest therein and to accomplish the purposes of this Agreement.

                 The Agent agrees that, except upon and after the occurrence of an Event of Default, it shall not exercise the power of attorney granted to Agent pursuant to clauses (ii) through (xii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Banks have any Commitments or the Secured Obligations have not been paid and performed in full. The Subsidiary hereby ratifies, to the extent permitted by law, all that the Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 7.

                 SECTION 8 Agent Performance of Subsidiary Obligations. The Agent may perform or pay any obligation which the Subsidiary has agreed to perform or pay under or in connection with this Agreement, and the Subsidiary shall reimburse the Agent on demand for any amounts paid by the Agent pursuant to this Section 8.

                 SECTION 9 Agent's Duties. Notwithstanding any provision contained in this Agreement, the Agent shall have no duty to exercise any of the rights, privileges or powers afforded to it and shall not be responsible to the Subsidiary or any other Person for any failure to do so or delay in doing so. Beyond the exercise of reasonable care to assure the safe custody of Collateral in the Agent's possession and the accounting for moneys actually received by the Agent hereunder, the Agent shall have no duty or liability to exercise or preserve any rights, privileges or powers pertaining to the Collateral.

                 SECTION 10  Remedies.

                 (a) Remedies. Upon the occurrence of any Event of Default, the Agent shall have, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement or any other Loan Document, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the generality of the foregoing, the Subsidiary agrees that:

                 (i) The Agent may peaceably and without notice enter any premises of the Subsidiary, take possession of any Collateral, remove or dispose of all or part of the Collateral on any premises of the Subsidiary or elsewhere, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as the Agent may determine.

                 (ii) The Agent may require the Subsidiary to assemble all or any part of the Collateral and make it available to the Agent, at any place and time designated by the Agent.

                 (iii) The Agent may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law).

                 (iv) The Agent may withdraw (or cause to be withdrawn) any and all funds from Deposit Accounts.

                 (v) The Agent may sell, resell, lease, use, assign, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Subsidiary's assets, without charge or liability to the Agent therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit or for future delivery without assumption of any credit risk, all as the Agent deems advisable; provided, however, that the Subsidiary shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Agent. The Agent and each of the Banks shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Subsidiary hereby releases, to the extent permitted by law. The Subsidiary hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of the Subsidiary set forth in the Credit Agreement, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Agent may provide the Subsidiary shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

                 (b) Proceeds Account. To the extent that any of the Secured Obligations may be contingent, unmatured or unliquidated (including with respect to undrawn amounts under the Letters of Credit) at such time as there may exist an Event of Default, the Agent may, at its election, (i) retain the proceeds of any sale, collection, disposition or other realization upon the Collateral (or any portion thereof) in a special purpose non-interest-bearing restricted deposit account (the "Proceeds Account") created and maintained by the Agent for such purpose (which shall constitute a Deposit Account included within the Collateral hereunder) until such time as the Agent may elect to apply such proceeds to the Secured Obligations, and the Subsidiary agrees that such retention of such proceeds by the Agent shall not be deemed strict foreclosure with respect thereto; (ii) in any manner elected by the Agent, estimate the liquidated amount of any such contingent, unmatured or unliquidated claims and apply the proceeds of the Collateral against such amount; or (iii) otherwise proceed in any manner permitted by applicable law. The Subsidiary agrees that the Proceeds Account shall be a blocked account and that upon the irrevocable deposit of funds into the Proceeds Account, the Subsidiary shall not have any right of withdrawal with respect to such funds. Accordingly, the Subsidiary irrevocably waives until the termination of this Agreement in accordance with Section 22 the right to make any withdrawal from the Proceeds Account and the right to instruct the Agent to honor drafts against the Proceeds Account.

                 (c) Application of Proceeds. Subject to subsection (b), the cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied as directed by the Agent and the Majority Banks in their sole discretion. Any surplus thereof which exists after payment and performance in full of the Secured Obligations shall be promptly paid over to the Subsidiary or otherwise disposed of in accordance with the UCC or other applicable law. The Subsidiary shall remain liable to the Agent and the Banks for any deficiency which exists after any sale or other disposition or collection of Collateral.

                 SECTION 11 Certain Waivers. The Subsidiary waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Secured Obligations; (ii) any right to require the Agent or the Banks (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Secured Obligations, (C) to pursue any remedy in the Agent's or any of the Banks' power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against the Agent or the Banks arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

                 SECTION 12 Notices. All notices or other communications hereunder shall be given in the manner and to the addresses specified in the Credit Agreement. All such notices and other communications shall be effective
(i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States), postage prepaid; and (iii) if sent by facsimile transmission, when sent.

                 SECTION 13 No Waiver; Cumulative Remedies. No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Agent or any Bank.

                 SECTION 14  Costs and Expenses; Indemnification; Other
Charges.

                 (a) Costs and Expenses. The Subsidiary agrees to pay on demand:

                 (i) the reasonable out-of-pocket costs and expenses of the Agent and any of its Affiliates, and the reasonable fees and disbursements of counsel to the Agent (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution, delivery and administration of this Agreement, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral;

                 (ii) all title, appraisal (including the allocated costs of internal appraisal services), survey, audit, consulting, search, recording, filing and similar fees, costs and expenses incurred or sustained by the Agent or any of its Affiliates in connection with this Agreement or the Collateral; and

                 (iii) all costs and expenses of the Agent, its Affiliates, and the Banks, and the fees and disbursements of counsel (including the allocated costs of internal counsel), in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral, and any and all losses, costs and expenses sustained by the Agent and any Bank as a result of any failure by the Subsidiary to perform or observe its obligations contained herein.

                 (b) Indemnification. The Subsidiary hereby agrees to indemnify the Agent and each Bank, any Affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an "Indemnified Person") against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted to be taken by it hereunder (the "Indemnified Liabilities"); provided that the Subsidiary shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Subsidiary agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                 (c) Other Charges. The Subsidiary agrees to indemnify the Agent and each of the Banks against and hold each of them harmless from any and all present and future stamp, transfer, documentary and other such taxes, levies, fees, assessments and other charges made by any jurisdiction by reason of the execution, delivery, performance and enforcement of this Agreement.

                 (d) Interest. Any amounts payable to the Agent or any Bank under this Section 14 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the rate of interest set forth in Section 2.09(c) of the Credit Agreement.

                 SECTION 15 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Subsidiary, the Agent, and each Bank and their respective successors and assigns.

                 SECTION 16 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA.

                 SECTION 17 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties as provided in the Credit Agreement.

                 SECTION 18 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

                 SECTION 19 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                 SECTION 20 Incorporation of Provisions of the Credit Agreement. To the extent the Credit Agreement contains provisions of general applicability to the Loan Documents, including any such provisions contained in
Article XI thereof, such provisions are incorporated herein by this reference.

                 SECTION 21 No Inconsistent Requirements. The Subsidiary acknowledges that this Agreement and the other Loan Documents may contain covenants and other terms and provisions variously stated regarding the same or similar matters, and agrees that all such covenants, terms and provisions are cumulative and all shall be performed and satisfied in accordance with their respective terms.

                 SECTION 22 Termination. Upon the termination of the Commitments of the Banks, the surrender of the Letters of Credit and payment and performance in full of all Secured Obligations, this Agreement shall terminate and the Agent shall promptly execute and deliver to the Subsidiary such documents and instruments reasonably requested by the Subsidiary as shall be necessary to evidence termination of all security interests given by the

Subsidiary to the Agent hereunder; provided, however, that the obligations of the Subsidiary under Section 14 shall survive such termination.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

                                       THE SUBSIDIARY

                                       [EF DATA CORPORATION]/
                                       [CALIFORNIA MICROWAVE
                                       NAVIGATION SYSTEMS, INC.]


                                       By    ___________________________________
                                             Title:


                                       THE AGENT

                                       BANK OF AMERICA NATIONAL
                                       TRUST & SAVINGS ASSOCIATION, as Agent


                                       By    ___________________________________
                                             Title:

                                   SCHEDULE 1
                           to the Security Agreement


1. LOCATIONS OF CHIEF EXECUTIVE OFFICE AND OTHER LOCATIONS, INCLUDING OF COLLATERAL

         a.      Chief Executive Office and Principal Place of Business:

         b. Other locations where Subsidiary conducts business or Collateral is kept:

2.       LOCATIONS OF BOOKS PERTAINING TO RIGHTS TO PAYMENT

3.       TRADE NAMES AND TRADE STYLES; OTHER CORPORATE, TRADE OR FICTITIOUS
         NAMES; ETC.

4.       INVENTORY STORED WITH WAREHOUSEMEN OR ON LEASED PREMISES, ETC.



                                      S-1.

5.       PATENTS, COPYRIGHTS, TRADEMARKS, ETC.

6.       DEPOSIT ACCOUNTS



                                      S-2.